UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Stereotaxis, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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STEREOTAXIS, INC.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

(314) 678-6100

April 28, 2014

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on June 10, 2014. We will hold the meeting at 9:00 a.m. Central Daylight Time at our principal executive offices, which are located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Details regarding the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail and in this proxy statement. We have also made a copy of our 2013 Annual Report on Form 10-K available on the Internet with this proxy statement. We encourage you to read our Annual Report on Form 10-K. It includes our audited financial statements and provides information about our business and products.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting. You may vote by mail, Internet, telephone, or in person at the meeting.

On behalf of the entire Board, we look forward to seeing you at the meeting.

Sincerely,

William C. Mills III
Chairman of the Board

STEREOTAXIS, INC.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

(314) 678-6100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 28, 2014

The Annual Meeting of Shareholders of Stereotaxis, Inc. will be held at our principal executive offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, on Tuesday, June 10, 2014, at 9:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect two directors as Class I Directors to serve until our 2017 Annual Meeting;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2014;

3.	To approve, by non-binding vote, executive compensation;

4.	To approve the amendment to the Stereotaxis, Inc. 2012 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by one million shares.

5.	To approve an amendment to the Stereotaxis, Inc. Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder by 250,000 shares;

6.	To approve a decrease in the authorized number of shares of our common stock from 300,000,000 to 150,000,000; and

7.	To transact such other business as may properly come before the meeting.

The Board of Directors fixed April 15, 2014, as the date of record for the meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

We first began sending to all shareholders of record a Notice of Internet Availability of Proxy Materials on April 28, 2014. Please note that our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 is available for viewing on the Internet. Please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail.

By Order of the Board of Directors, STEREOTAXIS, INC.

Karen Witte Duros Secretary St. Louis, Missouri April 28, 2014

IMPORTANT NOTICE

Please Vote Your Shares Promptly

Page i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why am I receiving these materials?

The Board of Directors (the “Board”) of Stereotaxis, Inc. (the “Company”) is soliciting proxies from the Company’s shareholders in connection with its 2014 Annual Meeting of Shareholders to be held on June 10, 2014, and any and all adjournments and postponements thereof. You are encouraged to vote on the proposals presented in these proxy materials. You are invited to attend the Annual Meeting, but you do not have to attend to vote.

Q.	When and where is the Annual Meeting?

We will hold the Annual Meeting of Shareholders on June 10, 2014, at 9:00 a.m., Central Daylight Time at our principal executive offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our 2013 Annual Report on Form 10-K to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet.

Q.	Who is entitled to vote at the meeting?

You are entitled to vote (in person or by proxy) if you were a shareholder of record of shares of our common stock at the close of business on April 15, 2014 (the “Record Date”). On April 15, 2014, there were 19,435,325 shares of our common stock outstanding and entitled to vote and no shares of our preferred stock outstanding.

Q.	What am I being asked to vote on at the meeting?

We are asking our shareholders to (1) elect two Class I Directors to serve until our 2017 Annual Meeting of Shareholders, (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year, (3) approve, by non-binding vote, executive compensation, (4) approve an amendment to our 2012 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by one million shares, (5) approve an amendment to our Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder by 250,000 shares, (6) amend Stereotaxis’ certificate of incorporation to decrease the number of shares of common stock, par value $0.001 per share, that Stereotaxis is authorized to issue to 150,000,000 shares; and (7) transact such other business as may properly come before the meeting.

Q.	How do I vote?

Whether or not you expect to be present in person at the Annual Meeting, you are requested to vote your shares. Most shareholders will be able to choose whether they wish to vote using the Internet, by telephone or mail. The availability of Internet voting or telephone voting for shareholders whose shares are held in street name by a bank or a broker may depend on the voting processes of that organization. If you vote using the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on June 9, 2014, the day before the date of the Annual Meeting. If you hold your shares directly as a shareholder of record and you attend the meeting, you may vote by ballot. If you hold your shares in street name through a bank or broker and you wish to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone as well as by the Internet pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Q.	What if I want to change my vote?

If you are a shareholder of record, you can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	timely delivering a properly executed, later-dated proxy;

•	submitting a later vote by Internet or telephone any time prior to 11:59 p.m., Eastern Daylight Time, on June 9, 2014;

•	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

•	voting by ballot at the meeting.

If your shares are held in the name of a bank or brokerage firm, you may change your vote by submitting new voting instructions to your bank or broker following the instructions that they provide.

Q.	What vote of the shareholders is needed?

No business can be conducted at the Annual Meeting unless a majority of the outstanding shares of common stock entitled to vote is present in person or represented by proxy at the meeting. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” a director nominee. A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year, “FOR” the non-binding approval of executive compensation, “FOR” the amendment to our 2012 Stock Incentive Plan, and “FOR” the amendment to our Employee Stock Purchase Plan. A majority of shares of common stock outstanding as of the Record Date must be voted “FOR” the amendment of our certificate of incorporation.

Q.	What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our shareholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares and you are also invited to attend the Annual Meeting.

Q.	What happens if I request a paper copy of proxy material and return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” the ratification of our independent registered public accounting firm, “FOR” the approval of executive compensation, “FOR” the amendment to our 2012 Stock Incentive Plan, “FOR” the amendment to our Employee Stock Purchase Plan, and “FOR” the amendment to our certificate of incorporation, and in the discretion of the proxy holders for such other business as may properly come before the meeting.

Q.	What happens if I do not instruct my broker how to vote or if I indicate I wish to “abstain” on the proxy?

If you hold shares in street name through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on “routine” proposals but not on “non-routine” proposals. The ratification of the Company’s auditor is considered routine, but all of our other proposals are non-routine. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares. This will result in a broker non-vote. Broker non-votes are not counted as shares present and entitled to vote so they will not affect the outcome of the vote, except with respect to the proposal to amend our certificate of incorporation, for which broker non-votes have the effect of an “against” vote.

If you indicate that you wish to “abstain,” your vote will have the same effect as a vote against the proposal or the election of the applicable director.

Q.	What if other matters are voted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those matters for you. As of the date we filed this proxy statement with the Securities and Exchange Commission, the Board of Directors did not know of any other matter to be presented at the Annual Meeting.

Q.	What do I need to do if I plan to attend the meeting in person?

All shareholders must present a form of personal identification in order to be admitted to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you also must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Set forth below is the name, age, and business experience of each of the continuing directors and nominees of the Company, including the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director. There are no family relationships between any of our directors and executive officers.

Class I Directors (terms expiring at the 2014 Annual Meeting; Nominees for reelection to the Board at the 2014 Annual Meeting to serve until the 2017 Annual Meeting)

David W. Benfer

Director since February 2005

Mr. Benfer, 67, currently serves as the Chairman of The Benfer Group LLC, which provides advisory services to healthcare providers and suppliers. In addition, he serves as a partner in Advisors to Healthcare Suppliers, a healthcare and health services consulting firm. From 1999 to 2009, Mr. Benfer served as President and Chief Executive Officer of Saint Raphael Healthcare System and the Hospital of Saint Raphael, New Haven, Connecticut. Prior to that, he was the President and Chief Executive Officer of the Provena-Saint Joseph/Morris Health Network in Joliet, Illinois from 1992 to 1999. Mr. Benfer served as Senior Vice President for Hospital and Urban Affairs for the Henry Ford Health System in Detroit and Chief Executive Officer of the Henry Ford Hospital from 1985 to 1992. He served as the Chairman of the American College of Healthcare Executives (ACHE) from 1998 to 1999 and on its Board of Governors from 1992 to 2000. Mr. Benfer was named a Fellow of ACHE in 1981 and served on the Board of the Catholic Health Association from 2003 until 2008. Mr. Benfer also serves as a director of a private financial institution, and chairman of the board of a private healthcare service company. He earned his M.B.A. from Xavier University and his B.S.B.A. from Wittenburg University. Mr. Benfer’s extensive experience in the healthcare industry and in hospital management provides the Company with useful industry information related to technology acquisition, governance, and risk and liability issues.

Eric N. Prystowsky, M.D.

Director since February 2007

Dr. Prystowsky, 66, has been the Director of the Clinical Electrophysiology Laboratory at St. Vincent Hospital in Indianapolis, Indiana, since 1988. He also currently is a Consulting Professor of Medicine at Duke University Medical Center. He is the former chairman of the American Board of Internal Medicine’s test writing committee for the Electrophysiology Board Certification Examination and the past president of Heart Rhythm Society. He currently serves as Editor-in-Chief of the Journal of Cardiovascular Electrophysiology. Dr. Prystowsky also serves on the board of directors of CardioNet, Inc., a publicly held cardiac rhythm services company. From 1986 to 1988, Dr. Prystowsky was Professor of Medicine and Director of Clinical Electrophysiology at Duke University Medical Center. From 1979 to 1986, he served as a full time faculty member at the Indiana University School of Medicine, where he was director of the electrophysiology laboratory. He earned his M.D. from the Mt. Sinai School of Medicine and a bachelor’s degree from Pennsylvania State University. Dr. Prystowsky completed his internal medicine training at Mt. Sinai Hospital in New York City and his training in cardiology and clinical electrophysiology at Duke University Medical Center. Dr. Prystowsky has conducted extensive research with respect to cardiac arrhythmias, a condition that is one of the primary focuses for the Company’s products. Dr. Prystowsky is also internationally recognized as an expert in atrial fibrillation and such expertise is important in the Company’s product development efforts.

Class II Directors (terms expiring at the 2015 Annual Meeting)

Robert J. Messey

Director since May 2005

Mr. Messey, 68, served as the Senior Vice President and Chief Financial Officer of Arch Coal, Inc. from December 2000 until his retirement in April 2008. Prior to joining Arch Coal, he served as the Vice President of Financial Services of Jacobs Engineering Group, Inc. from 1999 to 2000 following that company’s acquisition of Sverdrup Corporation, where he had served as Senior Vice President and Chief Financial Officer from 1992 to 1999. Mr. Messey was an audit partner at Ernst & Young LLP from 1981 to 1992. He serves as a director and member of the audit and compensation committees of Oxford Resources Partners, LP, a publicly traded coal mining company. He previously served as a director and chairman of the audit committee of Baldor Electric Company, a publicly traded manufacturer of industrial electrical motors. He also serves as an advisory director, chairman of the audit committee, and member of the compensation committee of a privately held mining company. Mr. Messey earned his B.S.B.A. from Washington University. Mr. Messey’s experience in finance provides the Board with a great deal of expertise on the financing, accounting and compliance matters.

Joseph D. Keegan, Ph.D.

Director since February 2011

Dr. Keegan, 60, served as the president, chief executive officer and a director of ForteBio, Inc., a venture capital funded life sciences company, from 2007 until 2012. He currently serves as a director of Seahorse Bioscience, Inc., Response Biomedical Corp., Advanced Cell Diagnostics, Inc., ProteinSimple, and as chairman of the board of Labcyte Corporation. He also is a director and past chairman of the board of the Analytical and Life Science Systems Association. From 1998 to 2007, Dr. Keegan was president, chief executive officer and a director of Molecular Devices Corporation. From 1992 to 1998, he held several senior management positions with Becton Dickinson and Company, including president of Worldwide Tissue Culture, and vice president and general manager of Worldwide Flow Cytometry. Prior to that, he held a number of positions with Leica, Inc., General Electric Company and Hewlett Packard Company. He previously served as a director of Alpha Innotech Corp., BioImagene Corporation, Essen Instruments and Upstate Biotechnology. He also serves on the board of directors of the San Francisco Opera. Dr. Keegan earned a Ph.D. in Physical Chemistry from Stanford University and a B.A. in Chemistry from Boston University. Dr. Keegan’s strong executive experience and knowledge of high growth life sciences businesses provides valuable support for general management matters and commercial adoption of our products.

Euan S. Thomson, Ph.D.

Director since October 2012

Dr. Thomson, 51, currently serves as the operating partner of Khosla Ventures, a venture capital company, where he works closely with medical companies engaged in digital and data driven healthcare. He served as the President and Chief Executive Officer of Accuray, Incorporated, a publicly held radiation oncology company from 2002 until 2012. He was the President and Chief Executive Officer of Photoelectron Corporation, a x-ray technology company, from 1999 to 2002. Prior to that, for approximately 15 years, he was engaged in research, teaching, clinical practice, and administration within the United Kingdom health care system. During that time, he also provided consulting advice for companies and hospitals on scientific development, product marketing and management. Dr. Thomson is Chair of the Board of Directors of the Hospice of the Valley. He previously served as Chair of the California Division of the American Cancer Society’s CEOs Against Cancer. He has received numerous awards, including the Ernst and Young Entrepreneur of the Year Award. Dr. Thomson earned a B.S. in Physics, an M.S. in Radiation Physics and a Ph.D. in Physics from the University of London. He is the author of numerous scientific papers and he holds six U.S. patents. Dr. Thomson’s approximately 30 years in the medical device industry and his experience as a CEO of public companies in the medical device industry, provides valuable guidance for the Company’s product innovation, customer initiatives, and strategic and operational matters.

Class III Directors (terms expiring at the 2016 Annual Meeting)

Fred A. Middleton

Director since June 1990

Mr. Middleton, 64, has served as a director since June 1990, and as our chairman of the board from 1990 to 2012. Mr. Middleton has been a General Partner in Sanderling Ventures since 1987. Prior to that time, he was an independent investor in the biomedical field. From 1984 to 1986, Mr. Middleton was Managing General Partner of Morgan Stanley Ventures. He joined Genentech, Inc. in 1978 and was a part of the management team in the company’s early formative period, assisting in developing its strategy and holding a variety of roles including Vice Presidencies of Finance, Administration, and Corporate Development, and Chief Financial Officer. Mr. Middleton also served as President of Genentech Development Corporation. Prior to that time, he served as a consultant with McKinsey & Company and as a Vice President of Chase Manhattan Bank. Mr. Middleton serves on the board of directors of biotechnology company, Endocyte, Inc. (Nasdaq: ECYT). Mr. Middleton also serves as a member of the Board of Directors of several privately held biomedical companies. Mr. Middleton holds an M.B.A. from Harvard University and a B.S. degree in Chemistry from the Massachusetts Institute of Technology. Mr. Middleton’s business experience provides a unique perspective on the Company’s strategic initiatives, investor markets and financial outlook. His service on the Board for over 20 years provides valuable insight into the evolution of our products and technology.

William C. Mills III

Chairman of the Board since May 2012

Director since June 2000

Mr. Mills, 58, has served as our Chief Executive Officer since February 2014, and prior to that, as interim Chief Executive Officer since April 2013 and as the Chairman of our Board of Directors since May 2012. He has over 33 years of experience in institutional venture capital focused on science-intensive ventures in the medical device and biopharmaceutical sectors. From 2004 until 2009, Mr. Mills was a managing member of a management company conceived by EGS Healthcare Capital Partners to manage EGS Private Healthcare Partnership III. From 1999 to 2004, Mr. Mills was a Partner in the Boston office of Advent International, a private equity and venture capital firm and was co-responsible for healthcare venture capital and focused on investments in the medical technology and biopharmaceutical sectors. Mr. Mills spent the years 1988-1999 with The Venture Capital Fund of New England where he was a General Partner and responsible for the life science investment activity. Prior to that, he spent 1981-1988 at PaineWebber Ventures/Ampersand Ventures where he was a Managing General Partner. He currently serves as Chairman of the Board of Managers of Ascension Ventures III, L.P., a strategic healthcare venture fund focused on the medical device, healthcare information technology, and service sectors, and he is a member of the board of directors of Interleukin Genetics, Inc., a publicly traded company that develops and markets genetic tests. Mr. Mills received an S.M. in Chemistry from the Massachusetts Institute of Technology, an M.S. in Management from the Massachusetts Institute of Technology Sloan School of Management and an A.B. in Chemistry from Princeton University. As our Chief Executive Officer and Chairman, Mr. Mills brings more than 30 years’ experience serving on the boards of growing companies in the medical technology and biotechnology fields, which coupled with his considerable capital markets experience and scientific and technical expertise, provides valuable perspective regarding the Company’s strategy, innovation and intellectual property, regulatory, and compliance activities as well as our capital markets interface.

CORPORATE GOVERNANCE INFORMATION

Board Leadership Structure and Board Role in Risk Oversight

William C. Mills III, has served as the Chairman of the Board since May 2012 and as of April 13, 2013, he assumed the role of interim Chief Executive Officer following the resignation of our Chief Executive Officer, Michael P. Kaminski. Mr. Mills became our Chief Executive Officer effective February 12, 2014. The Board believes that it should have flexibility to make the determination of whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or if the roles should be separate. In the past, the functions of Chairman of the Board and Chief Executive Officer have been separate. The Board believes that its current leadership structure, with Mr. Mills serving as both Chief Executive Officer and Chairman of the Board, will provide appropriate leadership for the Company and will best serve the shareholders at this time. In his dual role, Mr. Mills is able to utilize the perspective gained in running the Company to effectively guide our board. Although we do not currently have a lead independent director, the Board intends to consider whether to appoint a lead independent director. Our independent directors regularly have executive sessions as part of our regular meeting schedule during which only the independent directors are present.

Our Board provides risk oversight to the Company through the Nominating and Corporate Governance Committee and the Audit Committee. The Nominating and Corporate Governance Committee monitors healthcare compliance and regulatory risk and the Audit Committee monitors financial risks faced by the Company. This oversight process takes place through discussions at committee meetings with the members of senior management who are responsible for the Company’s risk management policies and procedures. In addition, the Audit Committee regularly meets in a private session with the Company’s independent auditors.

Director Independence

Our Board determined that, during 2013, other than Mr. Kaminski and Mr. Mills, each of our directors, and each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee was independent under the listing standards of the NASDAQ Capital Market. As described above, following Mr. Kaminski’s resignation from the Company, Mr. Mills was appointed interim Chief Executive Officer effective April 13, 2013. At that time, he resigned from the Audit Committee and Nominating and Corporate Governance Committee. Mr. Mills was appointed as our Chief Executive Officer effective February 12, 2014. Our Board currently has a majority of independent directors consistent with the listing standards of the NASDAQ Capital Market.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board candidates to serve as members of the Board. In carrying out this responsibility, the Committee has adopted a written policy setting forth the minimum qualifications to serve as a director of the Company. These minimum qualifications emphasize integrity, independence, experience, strength of character, mature judgment and technical skills applicable to the Company. The Committee also will consider whether the candidate is able to represent fairly and equally all shareholders of the Company without favoring or advancing any particular shareholder or other constituency of the Company.

The Committee also seeks Board members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and/or be selected based upon contributions they can make to the Company and Board. We do not have a formal policy regarding diversity, but the Board is committed to a diverse membership. In selecting nominees, the Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual orientation.

In the Committee’s discretion, the Committee may approve the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of such nominee is in the best interests of the Company and its shareholders.

The Committee has written procedures for identifying and evaluating candidates for election to the Board. The material elements of that process are as follows:

•

The Committee in its discretion gives due consideration to the renomination of incumbent directors who desire to continue their service and who continue to satisfy the Committee’s criteria for membership on the Board.

•

If there is no qualified and available incumbent or if there is a vacancy on the Board, the Committee will identify and evaluate new candidates and will solicit or entertain recommendations for nominees from other Board members and the Company’s management. The Committee also may engage a professional search firm to assist it in identifying qualified candidates.

Nomination of Directors by Shareholders

The Committee will evaluate candidates proposed by shareholders for nomination as directors under criteria similar to the evaluation of other candidates. Our bylaws provide that shareholders seeking to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to shareholders or made public, whichever first occurs. Our bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders.

The Nominating and Corporate Governance Committee has established a written policy that it will consider recommendations for the nomination of a candidate submitted by holders of the Company’s shares entitled to vote generally in the election of directors. The material elements of that policy include the following:

•	the Committee will give consideration to these recommendations for positions on the Board where the Committee has determined not to re-nominate a qualified incumbent director;

•

for each annual meeting of shareholders, it is anticipated that the Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders (within the meaning of SEC Regulation 13D); and

•

while the Committee has not established a minimum number of shares that a shareholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the shareholder must own its shares, the Committee may in its discretion take into account the size and duration of a recommending shareholder’s ownership interest in the Company.

The Committee may in its discretion also consider the extent to which the shareholder making the nominating recommendation intends to maintain its ownership interest in the Company, to the extent such information is available to the Committee. The Committee may elect not to consider recommendations of nominees who do not satisfy the criteria described above, including that a director must represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency. Absent special or unusual circumstances, only those recommendations whose submission complies with the procedural requirements adopted by the Committee will be considered by the Committee.

Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of candidate;

•

A detailed résumé describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board and documents his/her ability to satisfy the director qualifications described herein;

•	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;

•	The class and number of shares of our capital stock that are beneficially owned by the candidate;

•	A description of any arrangements or understandings between the shareholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

Our Corporate Secretary will promptly forward such materials to the chair of our Nominating and Corporate Governance Committee and our Chairman of the Board. Our Corporate Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions. Shareholders may submit potential director candidates at any time pursuant to these procedures.

Shareholder Communications Policy

Any shareholder wishing to send communications to our Board should send the written communication and the following information to our Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of shareholder; and

•	Any individual director or Committee to whom the shareholder would like to have the written statement and other information sent.

The Corporate Secretary will forward the information to the Chairman of the Board, if addressed to the full Board, or to the specific director to which the communication is addressed.

Code of Ethics and Business Conduct

Our Board adopted a Code of Ethics and Business Conduct for all of our directors, officers and employees effective August 1, 2004. Shareholders may download a free copy of our Code of Business Conduct and Ethics from our website (www.stereotaxis.com) or by request to our Chief Financial Officer as follows:

Stereotaxis, Inc.

Attention: Martin C. Stammer

4320 Forest Park Avenue, Suite 100

St. Louis, Missouri 63108

314-678-6100

To the extent required by law or the rules of the NASDAQ Capital Market, any amendments to, or waivers from, any provision of the Code of Ethics and Business Conduct will be promptly disclosed publicly. To the extent permitted by such requirements, we intend to make such public disclosure by posting the relevant material on our website (www.stereotaxis.com) in accordance with SEC rules. Information on our website does not constitute part of this proxy statement.

BOARD MEETINGS AND COMMITTEES

Board Meetings

During fiscal year 2013, the Board of Directors held five regular meetings and fourteen special meetings. During fiscal year 2013, all incumbent directors, except Dr. Prystowsky, attended 75% or more of the aggregate meetings of the Board and the Board committees on which they served during the period they held office. Dr. Prystowsky attended 75% or more of the Board’s regular meetings. He is a practicing physician and due to his patient schedule, he was unable to attend some of the special meetings. Directors are encouraged, but not required, to attend our Annual Meeting of Shareholders. Mr. Mills attended our 2013 Annual Meeting of Shareholders.

Board Committee Membership

The Board has established three standing committees. Presently, the standing committees are: Audit, Compensation, and Nominating and Corporate Governance. In addition, the Board established a Strategy and Technology Committee. Committee membership as of the end of fiscal year 2013 was as follows:

Audit	Compensation
Robert J. Messey, Chairman	Fred A. Middleton, Chairman
David W. Benfer	Robert J. Messey
Joseph D. Keegan	Euan S. Thomson

Nominating & Corporate Governance	Strategy and Technology
David W. Benfer, Chairman	William C. Mills III, Chairman
Joseph D. Keegan	David W. Benfer
Robert J. Messey	Joseph D. Keegan
Fred A. Middleton
Euan S. Thomson

The Board has adopted a written charter for each of the committees. The charters of our Audit, Compensation, and Nominating and Corporate Governance Committees, and our Code of Ethics and Business Conduct are published on our website at www.stereotaxis.com, Investors, Governance. These materials are available in print to any shareholder upon request. From time to time the Board and the Committees review and update these documents as they deem necessary and appropriate.

Audit Committee

The Board has determined that each member of the Audit Committee is independent under the listing standards of the NASDAQ Capital Market and the enhanced independence standards for audit committee members set forth in SEC rules under the Securities Exchange Act of 1934. Further, our Board had determined that each member of the Audit Committee is financially sophisticated and that Mr. Messey, who currently serves as the chair of the Audit Committee, qualifies as an Audit Committee Financial Expert under SEC rules and regulations. The Audit Committee assists our Board in its oversight of:

•	the integrity of our financial statements;

•	our accounting and financial reporting process, including our internal controls;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accountants’ qualifications and independence; and

•	the performance of our independent registered public accountants.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants. In addition, the Audit Committee must approve in advance:

•	any related-party transaction that creates a conflict of interest situation;

•	all audit services; and

•	all non-audit services, except for de minimis non-audit services, provided the Audit Committee has approved such de minimis services prior to the completion of the audit.

During fiscal year 2013, the Audit Committee met nine times.

Compensation Committee

Our Board has determined that each member of the Compensation Committee is independent under the listing standards of the NASDAQ Capital Market, and each qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986 and as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934. The functions of the Compensation Committee include:

•	assisting management and the Board in defining an executive compensation policy;

•	determining the total compensation package for our chief executive officer and other executive officers;

•

administering each of our equity-based compensation plans, including our 2002 Stock Incentive Plan, our 2002 Non-Employee Directors’ Stock Plan, our 2009 Employee Stock Purchase Plan and our 2012 Stock Incentive Plan; and

•	approving new incentive plans and major benefit programs.

The Compensation Committee has authority to retain compensation consultants to furnish advice or assistance to the committee within the scope of its duties, and the committee has direct responsibility for the appointment, retention, and compensation, and the oversight of the work of the compensation consultants. In selecting any compensation consultant, the committee considers the factors relevant to the consultant’s independence from management in accordance with the listing standards of the NASDAQ Capital Market.

During fiscal year 2013, the Compensation Committee met five times.

Nominating and Corporate Governance Committee

Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NASDAQ Capital Market. The Nominating and Corporate Governance Committee assists the Board in:

•	identifying and evaluating individuals qualified to become Board members;

•	reviewing director nominees received from shareholders;

•	selecting director nominees for submission to the shareholders at our Annual Meeting;

•	selecting director candidates to fill any vacancies on the Board;

•	overseeing the structure and operations of the Board, including recommending Board committee structure, appointments and responsibilities; and

•	overseeing our healthcare compliance policies.

The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines and principles applicable to us.

During fiscal year 2013, the Nominating and Corporate Governance Committee met two times.

Strategy and Technology Committee

The Strategy and Technology Committee was established in 2011 to assist the Board in its oversight of our strategic and technology initiatives by:

•	examining management’s strategic and technology direction and investment in research and development, and initiatives regarding technology, new products and new business models and structures; and

•	advising the Board to help assure the Company makes well-informed choices in committing its resources.

During fiscal year 2013, the Strategy and Technology Committee met five times.

DIRECTOR COMPENSATION

Director Compensation Policy

Non-employee directors receive cash compensation and equity awards for their services as Board members. Each non-employee director receives a $30,000 annual retainer, except the chairman of the Board who receives an annual retainer of $100,000, for Board membership. Beginning in April 2013, following his appointment as interim Chief Executive Officer, Mr. Mills’ annual retainer was increased to $420,000. The total amount of compensation paid to him during 2013 for his services as a director and as the interim Chief Executive Officer is disclosed in the Summary Compensation Table below. The directors’ annual retainer fees are paid quarterly.

As of the date of each annual shareholders’ meeting, each non-employee director receives an annual grant of 10,000 restricted share units, or 20,000 in the case of the chairman of the Board. The chairpersons of the Audit, Compensation, and Nominating and Corporate Governance Committees receive an additional 2,000 restricted share units. The annual grants of restricted share units vest one year from the date of grant or on the date of the next annual shareholders’ meeting, whichever is earlier.

In addition to the annual grants, newly elected directors are entitled to receive a grant of 20,000 restricted share units. Initial grants of restricted shares units to new directors vest over a two-year period, with 50% vesting after the first year, and 50% vesting after the second year.

We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and committee meetings.

In April 2014, the Compensation Committee of the Board approved revisions to the cash compensation payable to non-employee directors, which became effective beginning in the second fiscal quarter of 2014. These revisions were based on the recommendations of Radford, the Committee’s independent compensation consultant, who conducted an in-depth market study of director compensation. Each non-employee director will receive a $35,000 annual retainer for Board membership. For serving on the Audit Committee, the chairman will receive a $15,000 annual retainer, and each committee member a $7,500 annual retainer. For serving on the Compensation Committee, the chairman will receive a $10,000 annual retainer, and each committee member a $5,000 annual retainer. For serving on the Nominating and Corporate Governance Committee, the chairman will receive a $6,000 annual retainer, and each committee member a $3,000 annual retainer. No changes were made to the equity compensation payable to non-employee directors, except that the grant of 2,000 restricted share units to the chairpersons of the Audit, Compensation, and Nomination and Corporate Governance Committees was eliminated.

Compensation of Directors

The following table discloses compensation information of members of our Board of Directors for serving as members of the Company’s Board in 2013:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation	Total ($)
William C. Mills III (2)	-	-	-	-	-
David W. Benfer (3)	30,000	18,300	-	-	48,300
Michael P. Kaminski (4)	-	-	-	-	-
Joseph D. Keegan, Ph.D. (5)	30,000	18,300	-	-	48,300
William M. Kelley (6)	15,000	-	-	-	15,000
Robert J. Messey (7)	30,000	21,960	-	-	51,960
Fred A. Middleton (8)	30,000	21,960	-	-	51,960
Eric N. Prystowsky, M.D. (9)	30,000	18,300	-	-	48,300
Euan S. Thomson, Ph.D. (10)	30,000	18,300	-	-	48,300

(1)	Amount represents the aggregate grant date fair value of restricted share units granted on June 5, 2013, computed in accordance with FASB ASC Topic 718.

(2)	Mr. Mills was appointed as the Company’s interim Chief Executive Officer and assumed the duties of the principal executive officer effective April 13, 2013. The total amount of compensation paid to him during 2013, including his compensation as a director for serving as the interim Chief Executive Officer, is shown in the Summary Compensation Table below. During 2013, Mr. Mills was not an employee of the Company.

(3)	10,000 time-based restricted share units were outstanding as of December 31, 2013, none of which were vested as of such date. 11,150 options were outstanding as of December 31, 2013, all of which were exercisable as of such date.

(4)	As a member of the Company’s management, Michael P. Kaminski did not receive compensation for his services as a director in 2013. The compensation received by Mr. Kaminski as an employee of the Company is shown in the Summary Compensation Table below. Mr. Kaminski resigned as President and CEO and as a director effective April 12, 2013.

(5)	10,000 time-based restricted share units were outstanding as of December 31, 2013, none of which were vested as of such date. 4,050 options were outstanding as of December 31, 2013, all of which were exercisable as of such date.

(6)	9,525 options were outstanding as of December 31, 2013, all of which were exercisable as of such date. Mr. Kelley’s term as a director ended on June 5, 2013, the date of the 2013 Annual Meeting of Shareholders.

(7)	12,000 time-based restricted share units were outstanding as of December 31, 2013, none of which were vested as of such date. 13,925 options were outstanding as of December 31, 2013, all of which were exercisable as of such date.

(8)	12,000 time-based restricted share units were outstanding as of December 31, 2013, none of which were vested as of such date. 21,300 options were outstanding as of December 31, 2013, all of which were exercisable as of such date.

(9)	10,000 time-based restricted share units were outstanding as of December 31, 2013, none of which were vested as of such date. 7,800 options were outstanding as of December 31, 2013, all of which were exercisable as of such date.

(10)	10,000 time-based restricted share units were outstanding as of December 31, 2013, none of which were vested as of such date.

PROPOSAL 1: ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company may be fixed or changed from time to time by resolution of a majority of the Board of Directors, provided the number shall be no less than three and no more than fifteen. In 2013, the Board adopted a resolution to reduce the number of directors of the Company from nine to seven. The directors are divided into three classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible. The term of office of each director shall be until the third annual meeting following his or her election and until the election and qualification of his or her successor.

The shareholders are being asked to elect two directors, David W. Benfer and Eric N. Prystowsky, as Class I directors to serve until the 2017 Annual Meeting of Shareholders. The Board nominated Mr. Benfer and Dr. Prystowsky for election at the 2014 Annual Meeting of Shareholders upon the recommendation of the Nominating and Corporate Governance Committee. Each nominee currently is a director of our Company. Certain information with respect to the nominees for election is set forth above under the headings “Information about the Board of Directors” and “Board Meetings and Committees.”

The Board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our Board may recommend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Over the course of 2013, the Company strengthened our balance sheet, securing $21.9 million in new, permanent capital through a restructuring of convertible debt, and a series of warrant exercises, as well as a successful rights offering. This allowed us to pay down all of our short-term debt obligations and, by year end, reduce the principal on our total debt by $17.1 million. These steps allowed us to improve creditor relationships and regain compliance with NASDAQ listing requirements. While we were challenged to grow revenue during the year, experiencing a year-over-year total revenue decline of 18%, we succeeded in gaining entry of our Niobe® technology in Japan and Vdrive™ with V-Sono™ system in the U.S., providing notable growth potential as we move forward.

Our significant financial outcomes for 2013 include:

•	On a year-over-year basis, system revenue decreased by 35% and overall utilization declined 11%.

•	Gross margin improved to 71% of revenue from 68% of revenue in 2012, as we experienced a shift in mix from system revenue to recurring revenue.

•

We continued to manage operating expenses to desirable levels, reducing full year operating expenses by 15% from 2012 and achieving our lowest annual reported cash burn since our IPO in 2004, which represented a 48% year-over-year improvement.

•	Operating loss was $8.8 million, a 16.8% reduction from the prior year and the lowest full year operating loss since we went public.

•	Our cash position improved from $7.8 million in cash and cash equivalents at the end of 2012 to $13.8 million at December 31, 2013.

•	Average monthly share price increased 111% in the second half of 2013 over the first half of the year from $1.74 to $3.66.

Within this business performance context, the compensation outcomes for the 2013 fiscal year continue to reflect our commitment to aligning executive pay and business performance while ensuring our executive compensation arrangements for each executive are consistent with the marketplace to retain key talent. Consequently, we note the following related compensation highlights for 2013:

•	Reduced executive base salaries returned to 2010 levels

In October 2011, we converted a component of executive base salary into time-vested equity to control cash expenses, link a greater proportion of executive pay to stock price performance, and align management with the broader non-management employee base that received retention equity awards around the same time. On an annualized basis, base salary reductions approximated 16% for the President & CEO and 10% for other eligible Named Executive Officers. Mr. Duggan, the Chief Financial Officer, did not participate in this program. Effective January 1, 2013, the remaining executives’ base salaries were reinstated to their original levels that had not changed since 2010.

•	The 2013 Management Bonus Plan was modified to instill a sense of urgency and focus on profitability

To place significant emphasis on reaching profitability the Company transitioned to a program measuring performance on adjusted EBITDA. In addition, to put emphasis on the importance of a rapid turnaround, performance was measured and bonuses paid on a quarterly basis for 2013. For 2014, performance will be measured and bonuses will be paid on an annual basis.

•	Below target payouts were earned under the 2013 Management Bonus Plan

Reflecting our below target performance on key corporate-level metrics, our executives received payouts under this incentive program at 12.5% of target levels for 2013. This reflects a payout at 50% of target under the third quarter incentive criteria and 0% of target under other three quarters’ incentive criteria.

•	2011 and 2012 performance share awards expired in 2013 as a result of the Company not achieving bottom line milestones

50% of the awards granted in 2011 were to vest upon attaining positive EBITDA during a quarter and the remaining 50% were to vest if two consecutive quarters of positive GAAP Net Income were achieved by December 31, 2013. Vesting of the awards granted in 2012 also was based on two objectives, with 50% vesting if a positive EBITDA was attained by December 31, 2012, and the remaining 50% of the 2012 award vesting if a positive adjusted Net Income was achieved during at least two out of three consecutive quarters by December 31, 2013. Positive EBITDA was not achieved by December 31, 2012, and 50% of the 2012 award expired on that date. The remaining criteria also were not achieved in 2013, and the performance share awards granted in 2011 and the remaining 50% of the 2012 award expired on December 31, 2013.

•	“Realizable” compensation is significantly below grant value for Named Executive Officers

All outstanding stock appreciation rights (“SARs”) are currently underwater, and the performance criteria for the performance shares granted in 2011 and 2012 were not achieved, and such performance shares have expired. Additionally, the service-vested restricted stock awards granted in recognition of base salary reductions had lost approximately 82% of their grant date value as of the vesting date, March 31, 2013.

These recent pay outcomes and actions reflect our success in deploying compensation programs that align pay realized by executives and the returns to our shareholders. The Compensation Committee further recognizes the importance of both providing market competitive pay opportunities and also motivating and retaining key talent in a challenging business environment. Specifically, we continue to be guided by our compensation philosophy, as described in the section following this Executive Summary, to ensure that compensation programs consistently support our business objectives. As circumstances remain dynamic, the Compensation Committee has taken timely actions, including the provision of special incentive opportunities, to adapt our compensation strategy to such circumstances as they arise.

•	Chairman of the Board, William C. Mills, appointed as interim CEO to ensure leadership continuity following the resignation of the CEO in Q1 2013

The Committee recommended and the Board of Directors approved the following compensation for William C. Mills in his role as interim CEO effective April 13, 2013:

•	Monthly Retainer: A monthly retainer at the rate of $35,000 for each month of actual service as interim CEO.
•

Short Term Incentive: A target bonus of $100,000 to be paid on the earlier of Mr. Mills ceasing to serve as interim CEO or April 12, 2014. Bonus payment will be at the discretion of the Committee based on goals approved by the Committee.

•

Long Term Incentive: A one-time grant of 80,000 restricted share units. The restricted share units will vest over a four year period with 40% vesting on the first anniversary of the grant date (April 13, 2014) and the remaining 60% will vest in three equal installments of 20% each on the next three remaining anniversaries. In addition, Mr. Mills received his annual Chairman grant of 20,000 restricted share units in 2013, in accordance with the Board’s director compensation policy.

•	Mr. Mills was not eligible to receive the Chairman of the Board’s $100,000 annual retainer during the period he received the monthly retainer.
•	In addition to the above compensation arrangement, a one-time bonus of $52,500 was paid to Mr. Mills in connection with Mr. Mills’ assumption of interim CEO duties.
•

Mr. Mills was subsequently named Chief Executive Officer on February 12, 2014. His compensation arrangement is summarized in the Significant Q1 2014 Events section of the Compensation Discussion & Analysis.

•	Martin C. Stammer appointed as Interim CFO to ensure leadership continuity following the resignation of the CFO in Q1 2013

Mr. Stammer was appointed by the Board of Directors as interim CFO effective February 28, 2013. His base salary was established at $200,000 annually with a 40% target bonus as a percent of base salary. Mr. Stammer was subsequently appointed as CFO effective April 23, 2013. His base salary remained at $200,000; however, his target bonus as a percent of base salary was increased to 50%.

•	Executive retention bonuses implemented to ensure management continuity following the resignations of the CEO and CFO in Q1 2013

The Committee recommended and the Board of Directors approved a retention bonus of one time (1X) base salary to each named executive officer effective April 1, 2013. The retention bonus was payable March 31, 2014 in a combination of a time based retention payment (50% of base salary) and a separate performance bonus (remaining 50% of base salary). The performance bonus was based on individual milestones, approved by the interim CEO. The retention bonuses were paid in full in April 2014.

•	Consulting agreement reached with outgoing CEO to ensure transition to new leadership

The Company’s President and Chief Executive Officer, Michael Kaminski, resigned effective April 12, 2013. The Committee considered the need to arrange a consulting agreement with Mr. Kaminski after his departure from the Company. The Company and Mr. Kaminski entered into a consulting agreement for the period from April 13, 2013 through October 13, 2014 to ensure a smooth transition occurred. Pursuant to the agreement, 40,000 of the 80,000 shares of Mr. Kaminski’s restricted share units granted as of August 22, 2012 will continue to vest during the term of the consulting agreement. If the consulting agreement is terminated by the Company prior to October 13, 2014, or if a change of control of the Company occurs prior to such date, such restricted share units will become vested as of the date of termination of the consulting agreement or date of change of control, as applicable. All other equity awards including unexercised stock options or stock appreciation rights, performance share or units or other type of awards based on the equity of the Company granted to Mr. Kaminski during his employment with the Company were canceled as of April 13, 2013. Also, there was no cash payment made to Mr. Kaminski under his consulting agreement.

Ultimately, we believe that the decisions made in 2013 reflect the Committee’s efforts to appropriately incentivize executives, particularly with respect to rewarding management for efficient stewardship of the Company’s capital resources and continued focus on growing revenues through maximizing our current engagements and expanding our market presence.

Say-on-Pay Results

The Compensation Committee considered the results of the 2013 advisory, non-binding “say-on-pay” proposal and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Because a substantial majority (95%) of our shareholders voting on the proposal approved the compensation programs described in our proxy statement for the 2013 annual meeting of shareholders, the Compensation Committee did not implement changes to our compensation programs as a direct result of the shareholder advisory vote. However, as outlined in the forthcoming sections of this Compensation Discussion & Analysis, the Committee did continue to take actions with respect to our fiscal year 2013 and 2014 compensation programs based on the business conditions facing the Company.

Compensation Philosophy

The objective of our compensation program is to attract, retain and motivate highly qualified executive officers while aligning the interests of these executives with those of shareholders. When designing compensation packages to achieve this objective, the Committee is guided by the following principles:

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Align pay and performance:   Provide total compensation that is commensurate with stock price performance, the operational and financial success of our business, and the individual performance contributions of executives.

•	Manage program cost and dilution: Balance other considerations for executive pay programs with their impact on earnings, cash flow and stock dilution.

•

Provide market competitive pay:   Targeted compensation opportunities should generally reflect levels, both in terms of size of pay opportunity and mix of pay elements, observed in the competitive marketplace, as defined by the market median pay levels among companies with which we compete for talent.

We believe that adhering to these principles will create a total compensation program that supports our aim to deliver long-term shareholder value through business performance. In benchmarking the market competitiveness of total compensation, we utilize a peer group of select companies to represent our competitive labor market. Targeted total compensation opportunities are comprised of base salary, annual incentives and equity-based long-term incentives. In addition to the above principles, the Compensation Committee exercises its judgment in setting pay levels with respect to individual competencies and experience and the internal compensation equity among Named Executive Officers.

Role and Independence of the Consultant

From time-to-time, when deemed necessary, the Committee engages the services of an independent compensation consultant to provide the Committee with market data and analysis, commentary on incentive design practices, and an external perspective on pay trends and legal and regulatory developments.

In December 2013, the Committee retained Radford, an Aon Hewitt Company as its independent compensation consultant (the “Consultant”). Radford does not provide any services to the Company other than those related to executive compensation consulting. The Committee considers the Consultant to be fully independent and that the Consultant’s work has not raised any conflict of interest.

Compensation Determination Process

The typical pay review process occurs at the beginning of the fiscal year in January and February at which time the Committee reviews and approves adjustments in executive compensation including base salaries, target annual incentive opportunities, the approval of annual equity awards and the establishment of performance goals for the annual incentive plan and performance-vested long-term awards. During the review process, the Committee considers a number of factors, including competitive market data, input received from the Company’s management, and an assessment of individual performance and the operating performance of the Company.

The Committee has historically set targeted total compensation (base salaries, annual incentives, and long-term incentive awards) at the median of the competitive market (reviewing data as described below); this positioning includes additional adjustments for other considerations such as business performance, company size and stock dilution. In addition, incentive programs are designed such that total compensation realized by executives is consistent with performance achievement:

•	Exceeds targeted incentive levels for performance that exceeds our short and long-term performance expectations; and

•	Falls below targeted incentive levels for performance that does not meet our short and long-term performance expectations.

This approach reflects the Compensation Committee’s philosophy to align executive pay outcomes directly with performance achievement. However, while incentive program designs are intended to be objective and formulaic, the Committee may also use its discretion to adjust compensation components for Named Executive Officers, as such discretion provides a means of acknowledging non-formulaic considerations such as the context in which certain performance achievement has occurred, the unique experience an individual brings to a role, and other factors the Committee deems relevant.

When reviewing the competitiveness of compensation, the Committee uses both proprietary survey data specific to the technology industry and publicly disclosed peer group compensation data. For the executive compensation program in place during 2013, the Committee used the Radford Global Technology Database to obtain proprietary survey data and a sample of similar companies that make up the Industry Peer Group as listed below:

ABIOMED, Inc.	DexCom, Inc.	NuVasive, Inc.
Accuray, Inc.	Hansen Medical, Inc.	Rockwell Medical Technologies,
AtriCure, Inc.	LeMaitre Vascular, Inc.	The Spectranetics Corporation
CryoLife, Inc.	Masimo Corporation	Volcano Corporation

While selected as a peer company in 2011, the following companies are no longer included due to corporate actions (e.g., acquisition or merger): Conceptus, Inc., MAKO Surgical Corp, SonoSite, Inc.

Elements of the Compensation Program

The various elements of our executive compensation program, established through the process outlined above, are intended to provide competitive total compensation while aligning the behavior and action of Named Executive Officers with shareholder interests. For each component of Named Executive Officer compensation, the following table summarizes its purpose with respect to our compensation philosophy, applicable performance measures, and 2013 actions and outcomes pertaining to the component.

Component	Purpose	Performance Measures	2013 Outcomes
Base Salary	Fixed pay based on responsibilities of role; basic pay for recruiting and retaining top talent	Individual performance and contribution	Named Executive Officers, other than CFO, were returned to salary levels originally established in 2010 and 2011
Annual Incentive	Motivates and rewards achievement of important short-term goals that are key to generating shareholder value	Transitioned to a program measuring performance quarterly based on adjusted EBITDA	Business performance resulted in the following corporate-level payouts (as a % of target): Quarter One: 0% of target Quarter Two: 0% of target Quarter Three: 50% of target Quarter Four: 0% of target
Stock-Settled stock appreciation rights	Leveraged pay opportunity motivating the creation of long-term shareholder value; stock settlement designed to promote share ownership	Stock price appreciation relative to strike price at grant	All outstanding awards are currently underwater; No awards were granted to Named Executive Officers in 2013
Performance-vested restricted stock	Equity award linked to key financial profitability milestones of our business

February 2011 Grant:

*50% one quarter of positive EBITDA

*50% two consecutive quarters of positive GAAP Net Income

February, 2012 Grant:

* 50% one quarter of positive EBITDA in FY 2012

* 50% two out of three quarters of positive GAAP adjusted net income from Jan 2012 to Dec 2013

Through 2013, the performance vesting criteria for the 2011 and 2012 awards had not been met; thus no awards vested and both grants expired
Service-vested restricted share units	Equity award motivating continued employment and stock price performance	August 2012 grant vests 25% per year beginning in 2013 and February 2013 grant vests 40% after year one and 20% per year over the following three year grant dates	25% of the August 2012 grant vested at a share price of $3.77
Benefits	Standard compensation benefit; Named Executive Officers receive same benefits as other employees, and no special perquisites	N/A	N/A

Base Salary.  In October 2011, as we sought to control cash expenses in response to our business performance, the Committee decided it was appropriate to convert a portion of each Named Executive Officer’s base salary into an equal value of restricted share units (“RSUs”). The value of the reduction represented a set percentage of each executive’s annual base salary, with the reduction spread over an 18-month period, offset by RSU awards with a grant date fair value equal to the 18-month reduction. The RSU awards were granted in October 2011 and vested fully at the conclusion of the 18-month period on March 31, 2013. Base salaries were restored to the pre-reduction levels effective January 1, 2013.

	2013 Base Salary Information
Executive	2011 Annual Salary		Reduced Salary 11/1/11 to 12/31/12	2013 Annual Salary
William C. Mills III (1) Chief Executive Officer	N/A		N/A	$370,922
Michael P. Kaminski (2) Former President & Chief Executive Officer	$420,000		$352,000	$420,000
Samuel W. Duggan II (3) Former Chief Financial Officer	$297,000	(4)	N/A	$297,000
Martin C. Stammer Chief Financial Officer	$140,000		N/A	$200,000	(5)
Frank J. Cheng Senior Vice President, Marketing & Business Development	$285,000		$256,500	$285,000
Karen W. Duros Senior Vice President, General Counsel & Secretary	$270,000		$243,000	$270,000
David A. Giffin Vice President, Human Resources	$200,000		$180,000	$200,000

(1)	Mr. Mills was appointed as the Company’s interim Chief Executive Officer and assumed the duties of the principal executive officer effective April 13, 2013. Amounts shown represent the total compensation paid to him as a director, including his compensation as a director for serving as the interim Chief Executive Officer, as he was not an employee of the Company during 2013. Mr. Mills was named Chief Executive Officer effective February 12, 2014.

(2)	Mr. Kaminski resigned from the Company effective April 12, 2013.

(3)	Mr. Duggan resigned from the Company effective February 22, 2013.

(4)	Mr. Duggan’s salary was increased effective November 1, 2012.

(5)	Mr. Stammer’s salary was increased effective February 16, 2013.

Annual Incentive Plan.  The Company’s annual incentive plan, the Management Bonus Plan, is intended to motivate Named Executive Officers to drive the financial performance critical to generating shareholder value for the Company. Under this program, each Named Executive Officer receives a target award opportunity, established each year and denominated as a percentage of each officer’s base salary. For each performance component of the plan, if target performance is achieved, each Named Executive Officer’s incentive will be funded at the target level. For performance above or below target, payouts are respectively increased or decreased, with no payouts made for performance below a threshold performance level and additional payouts not earned beyond a maximum performance level.

Awards may also be adjusted up or down based on individual performance considerations. However, all individual adjustments are made such that the cumulative incentives delivered under the program still equal the total funding determined based on actual performance achievement against established plan goals. Such individual adjustments for Named Executive Officers are subject to the review and approval of the Compensation Committee. For fiscal year 2013, award opportunities as a percentage of base salary for Named Executive Officers remained unchanged relative to 2012 except for Mr. Stammer whose percentage of base salary was increased to 40% upon his appointment as interim CFO and to 50% in October 2013. Specific annual opportunities by Named Executive Officers were as follows:

2013 Annual Incentive Opportunity
Executive(1)	Threshold	Target	Maximum
Michael P. Kaminski (2) Former President & Chief Executive Officer	$105,000 25% of Base	$210,000 50% of Base	$420,000 100% of Base
Samuel W. Duggan II (3) Former Chief Financial Officer	$74,250 25% of Base	$148,500 50% of Base	$297,000 100% of Base
Martin C. Stammer (4) Chief Financial Officer	$45,000 22.5% of Base	$90,000 45% of Base	$160,000 80% of base
Frank J. Cheng Senior Vice President, Marketing & Business Development	$71,250 25% of Base	$142,500 50% of Base	$285,000 100% of Base
Karen W. Duros Senior Vice President, General Counsel & Secretary	$54,000 20% of Base	$108,000 40% of Base	$162,000 60% of Base
David A. Giffin Vice President, Human Resources	$40,000 20% of Base	$80,000 40% of Base	$120,000 60% of Base

(1)	Mr. Mills was not eligible to participate in the Company’s 2013 Management Bonus Plan.

(2)	Mr. Kaminski resigned from the Company effective April 12, 2013.

(3)	Mr. Duggan resigned from the Company effective February 22, 2013.

(4)	Mr. Stammer had a target bonus of $20,000 (40% of base salary) in Quarters 1 and 2 and $25,000 (50% of base salary) in Quarters 3 and 4. The amounts shown in the table are the aggregate of these amounts.

Given our business performance in 2012, the Committee determined that the 2013 Management Bonus Plan should focus on making major progress towards being profitable. In addition, the bonus plan was divided into four quarterly performance periods in order to reward participants for achieving distinct levels of performance in each quarter. The Committee believes that providing quarterly bonus opportunities creates a sense of urgency in driving performance consistent with the Company’s current circumstances.

For 2013, the Committee determined that Adjusted EBITDA represented not only the most appropriate proxy for profitability, but included the results of the Company’s two other key metrics of controlling OPEX and increasing revenue. Additionally, individual awards can be adjusted based on strategic management objectives (MBOs) which vary by Named Executive Officer. The Committee views the ability to reward achievement of qualitative, non-financial goals as an important component of creating pay for performance alignment in our Management Bonus Plan.

In setting goals for the Management Bonus Plan’s metrics, the Committee seeks to set attainable targets that drive improvement in the value of the business. In particular, our practice is to generally link target performance to our business plan and other key performance objectives which are based on prior years’ performance and the anticipated financial and market circumstances the Company is expected to encounter in the upcoming performance year. This ensures that no incentive payouts are made unless acceptable performance has been achieved in a given year.

For each quarter in 2013 under the Management Bonus Plan, the Committee approved adjusted EBITDA goals and threshold and target performance levels as shown in the table below. Actual performance in each of the four quarters resulted in an overall annual payout factor of 12.5% for our Named Executive Officers. The following table also summarizes the actual performance achievement in each of the four quarters compared to the targeted adjusted EBITDA.

Quarterly Adjusted EBITDA ($000’s)	Weighting	Threshold 90% Plan	Target 100% Plan	Actual Results	Bonus Funding as % of Target
Quarter 1	25%	($746)	($678)	($2,672)	0%
Quarter 2	25%	($1,316)	($1,196)	($1,613)	0%
Quarter 3	25%	$594	$660	($559)	50%
Quarter 4	25%	$1,029	$1,143	($1,765)	0%

The Committee also retains the ability to exercise its discretion in adjusting both total bonus funding as well as the individual awards received by our Named Executive Officers. The Committee exercised its discretion with respect to funding for the third quarter of 2013 under the Management Bonus Plan, taking into account the impact of non-recurring expenses. As a result, our Named Executive Officers received the following bonus payments: Mr. Stammer, $12,500; Mr. Cheng, $17,813; Ms. Duros, $13,500; and Mr. Giffin, $10,000. Prior to their resignations, Mr. Kaminski and Mr. Duggan were eligible to receive a bonus, but none were paid.

As a result of the Company’s position in 2014, to put greater emphasis on the importance of an annual rather than quarterly view of the business, the 2014 Management Bonus Plan will be measured and incentives will be paid on an annual basis, further strengthening the line-of-sight between annual performance and rewards.

Long-Term Incentive Compensation.  The objective of the Company’s long-term incentive program is to directly align compensation outcomes with returns received by shareholders, build equity ownership within the management team, and motivate the sustainable financial performance that supports stock price growth. Long-term incentive awards are made pursuant to the Company’s 2012 Stock Incentive Plan, which permits grants of cash awards, stock options, stock appreciation rights or stock awards (e.g., restricted stock and RSUs). The Committee throughout the year may also approve awards in connection with employee promotions, employee retention, an individual newly hired to the Company, or for purposes otherwise deemed to be in the best interest of the Company. The timing of these equity award grants is not based on the timing of the release of material, non-public information, nor is such information released for the purpose of affecting the value of executive compensation.

For 2013, consistent with our efforts to provide competitive incentive opportunities and enhance the retention value in light of multiple years of limited realizable value associated with prior equity incentives, the Committee made one grant of long-term incentive awards to Named Executive Officers. In March, a grant of service-vested RSUs, vesting 40% on the first anniversary and 20% each of the following three anniversaries, was made with the intention of emphasizing retention and the criticality of shareholder alignment during this key phase in the Company’s life-cycle.

The Committee therefore approved the following grants to Named Executive Officers during fiscal year 2013:

2013 Long-Term Incentives
Executive	# Service- Vested RSUs(1) (March 2013)
William C. Mills III (2) Chief Executive Officer	100,000
Michael P. Kaminski (3) Former President & Chief Executive Officer	0
Samuel W. Duggan II (4) Former Chief Financial Officer	0
Martin C. Stammer Chief Financial Officer	35,000
Frank J. Cheng Senior Vice President, Marketing & Business Development	25,000
Karen W. Duros Senior Vice President, General Counsel & Secretary	25,000
David A. Giffin Vice President, Human Resources	25,000

(1)	Service-Vested RSUs price on the date of grant was $2.49.

(2)	Mr. Mills received a grant of Service-Vested RSUs valued at $1.69, the closing market price of our stock on April 13, 2013, the date of his appointment as interim CEO. He received his annual Director grant of 20,000 Service-Vested RSUs with a value of $1.83 on the date of the Annual Shareholder Meeting on June 5, 2013.

(3)	Mr. Kaminski resigned from the Company effective April 12, 2013.

(4)	Mr. Duggan resigned from the Company effective February 22, 2013.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for our executive officers, including the Named Executive Officers, to be consistent with our philosophy to align executives with shareholders and pay for performance. These guidelines are intended to create a management team of owners, tying Company stock price performance to executive wealth and motivating sustainable long-term business value generation.

The requirement for the executives to hold 100% of all equity (net of taxes) for two years following the vesting date was eliminated in March 2014.

The guidelines, denominated as a fixed number of shares, are displayed below:

Executive	Guidelines
President & CEO	100,000 shares
Other Executive Officers	50,000 shares

These guidelines represented value that was approximately 2.0x the CEO’s current annual base salary and approximately 1.5x the current base salary for other executive officers on the date established. For purposes of calculating ownership levels against these guidelines, the following types of ownership are counted towards each officer’s guideline:

•	Restricted stock or RSUs that vest based on service (this includes awards that vest based on service and performance criteria, assuming the performance criteria have been met);

•	The in-the-money value of vested, stock-settled SARs, converted into a number of shares at the closing stock price at the time ownership is being measured; and

•	Common stock owned outright or in any Company deferred compensation plan or other program.

Since vested stock-settled SARs could be exercised and converted into shares of stock at any time, we believe it is appropriate that such SARs contribute to executive ownership without requiring executives to reduce the outstanding leverage they have from the Company’s long-term incentive program.

As of December 31, 2013, the ownership of all Named Executive Officers was at least 87% of each individual’s respective guideline. Our executive officers are expected to achieve the guidelines either within three years of their hire date or by August 2015. The following table provides detail on our Named Executive Officers’ ownership as a percent of guideline at our last fiscal year end:

Executive (1)	Ownership as % of Guideline
Michael P. Kaminski (2) Former President & Chief Executive Officer	Not applicable due to resignation
Samuel W. Duggan II (3) Former Chief Financial Officer	Not applicable due to resignation
Martin C. Stammer Chief Financial Officer	87
Frank J. Cheng Senior Vice President, Marketing & Business Development	114
Karen W. Duros Senior Vice President, General Counsel & Secretary	105
David A. Giffin Vice President, Human Resources	108

(1)	Mr. Mills is not listed because the ownership guideline was not applicable to him since he served as a director in 2013.

(2)	Mr. Kaminski resigned from the Company effective April 12, 2013.

(3)	Mr. Duggan resigned from the Company effective February 22, 2013.

Other Benefits

•

Healthcare and Other Insurance Programs:    All of our employees, including the Named Executive Officers, are eligible to participate in medical, dental, short and long-term disability and life insurance plans. The terms of such benefits for our Named Executive Officers are the same as those for all of our employees.

•

401(k):    We offer all eligible employees the opportunity to participate in a 401(k) plan to which the Company generally matches employee contributions dollar for dollar up to 3% of the employee’s salary during the employee’s period of participation. However, we have temporarily suspended the Company match given ongoing efforts to control our cash operating expenses. For the fiscal year 2013, no matching contributions were made.

•

Employee Stock Purchase Plan:    The Company offers an employee stock purchase plan, under which all of our employees, including our Named Executive Officers, who do not own 5% or more of our outstanding common stock, have the opportunity to buy an aggregate of up to 250,000 shares of Company common stock at 95% of market price with up to 15% of their salaries and incentives (subject to certain limits), with the objective of allowing employees to profit when the value of our stock increases over time. This plan was suspended in 2012.

Significant Q1 2014 Events

Executive Compensation Review

Although competitive market compensation data is reviewed annually, the Committee determined that a more in-depth review was appropriate to ensure pay programs are consistent with our compensation philosophy, particularly with respect to maintaining alignment between pay and performance but at the same time, verify that base salaries remained competitive since executive base salaries had not fundamentally changed since 2011. As a part of this effort, in December 2013, we engaged the services of our independent compensation consultant, Radford, who recommended to the Committee a new peer group of 19 companies based on objective industry and financial criteria as well as input from the Committee and management.

The Committee adopted the following peer group of 19 companies for use in the executive compensation planning process for 2014:

Alphatec	Hansen Medical, Inc.	SurModics
AtriCure	InVivo	Uroplasty
BIOLASE, Inc.	IRIDEX Corporation	Vascular Solutions Inc.
Cardica	LeMaitre Vascular	Vasomedical Inc.
CryoLife	PhotoMedex, Inc.	Vision-Sciences Inc.
Cutera	Rockwell Medical, Inc.
EnteroMedics Inc.	Solta Medical

CEO New Hire Compensation

As stated earlier, Mr. Mills was appointed as CEO effective February 12, 2014, having served as interim CEO since April 2013. The Committee utilized the Radford peer group market data and Radford Global Technology Database to determine an appropriate compensation package for Mr. Mills. In addition, the Committee requested Radford to take a broader market perspective beyond the approved peer group to identify additional instances of CEO new hires for companies of similar size within the life sciences marketplace to determine an appropriate CEO transition equity grant. The Committee approved the following:

•	Base Salary – a base salary of $475,000 per year effective April 1, 2014

•	Annual Incentive – a target bonus of 60% of base salary with full participation for the year 2014

•	Long-Term Incentive (grant date March 27, 2014) – a grant of 150,000 Stock Appreciation Rights with a strike price of $4.04 and 100,000 service–vested Restricted Share Units

•	Termination Without Cause – a monthly base salary for a period of 12 months following any termination without cause

•	Change of Control Termination – a monthly base salary for a period of 24 months following any termination as a result of change of control event

•	In addition, the Committee approved $200,000 performance bonus in recognition of Mr. Mills’ performance as interim CEO.

Share Plan Request

We are also submitting a request for additional shares under our 2012 Stock Incentive Plan for approval by shareholders. As described in more detail under Proposal 4 below in this proxy statement, we are requesting the approval of additional shares to be authorized under the 2012 Stock Incentive Plan to make grants of equity for compensation purposes to our employees or non-employee directors. We view the ability to grant equity as a key element of our compensation program, both in regular rewards to motivate employees as well as grants in order to recruit key talent into our organization.

Policy on Recoupment of Incentive Compensation

In December 2010, the Compensation Committee of the Board approved the following policy on recoupment of incentive compensation.

In the event of a material restatement of financial results of the Company (other than a restatement required by a change of GAAP or accounting standards) due to fraud, gross negligence or willful misconduct on the part of any Senior Executive (as defined below) or any key employee, the Independent Directors will review all incentive compensation awarded to or earned based on the Company’s financial results, during the three fiscal years prior to the filing of the restated financial results, by each of the Senior Executives and any key employees involved in the fraud, gross negligence or willful misconduct. For this purpose, a financial statement or financial performance metric will be treated as materially inaccurate with respect to any Senior Executive or key employee who knowingly engaged in providing inaccurate information or knowingly failed to timely correct information relating to those financial statements or financial performance metrics.

The incentive compensation to be reviewed will include all incentive compensation based on financial results, including annual cash incentive bonus awards and all forms of equity-based compensation. If, in the view of the Independent Directors, the incentive compensation would have been lower if it had been based on the restated results, the Independent Directors may, upon consideration of all factors deemed relevant by the Independent Directors, and to the extent permitted by applicable law, seek recoupment from the Senior Executives, and any key employee whose acts or omissions contributed to the fraud, gross negligence or intentional misconduct, of any portion of such incentive compensation as it deems appropriate.

Any recoupment under this Policy may be in addition to any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.

The Board intends to incorporate the provisions of this Policy in future incentive plan documents, award agreements and employee agreements.

For purposes of this Policy, “Senior Executives” mean the Company’s executive officers (as defined under the Securities and Exchange Act of 1934, as amended).

Federal Income Tax Considerations

Section 162(m) of the Internal Revenue Code limits the tax deduction allowable for executive compensation to $1.0 million per year for certain executive officers unless such compensation is performance based. The cash compensation paid to our executive officers is below $1.0 million, and the Compensation Committee believes that the value of time vested restricted share units is not substantial. Therefore, the Company believes that these limitations did not impact the Company in 2013.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors.

Fred A. Middleton, Chairman

Robert J. Messey

Euan S. Thomson

The Compensation Committee report and the report of the Audit Committee below will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate by reference the Compensation Committee report or the Audit Committee report, and will not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

Mr. Middleton served as a member of our Compensation Committee during our last fiscal year and as our president from December 1996 through June 1997. Otherwise, none of our Compensation Committee members and none of our executive officers have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

Summary Compensation Table

The following table summarizes the total compensation paid to the following executive officers (our “Named Executive Officers”) for fiscal years 2011, 2012 and 2013. For more information about the components of the total compensation, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Totals ($)
William C. Mills III (5)	2013	370,922	171,800	-	-	-	542,722
Chief Executive Officer
Michael P. Kaminski (6)	2013	121,154	-	-	-	63,698	184,852
Former President and Chief Executive Officer	2012	352,000	275,200	-	69,946	1,980	699,126
	2011	399,667	339,600	555,713	0	9,330	1,304,310
Martin C. Stammer (7) Chief Financial Officer	2013	192,500	87,150	-	18,761	1,349	299,760
Samuel W. Duggan II (8)	2013	42,837	-	-	-	20,926	63,763
Former Chief Financial Officer	2012	274,500	127,600	-	30,000	1,768	433,868
	2011	67,500	26,000	108,325	0	436	202,261
Frank J. Cheng	2013	285,000	62,250	-	17,813	1,766	366,829
Senior Vice President, Marketing and Business Development	2012	265,500	92,650	-	39,244	1,682	399,076
	2011	276,208	128,286	200,057	0	228,418	832,969
Karen W. Duros	2013	270,000	62,250	-	13,500	1,701	347,451
Senior Vice President, General Counsel & Secretary	2012	243,000	71,805	-	39,100	1,617	355,522
	2011	263,250	97,524	133,371	0	5,764	499,909
David A. Giffin	2013	200,000	62,250	-	10,000	1,400	273,650
Vice President, Human Resources	2012	180,000	71,805	-	27,926	1,280	281,011
	2011	192,833	87,024	133,371	0	6,465	419,693

(1)	Amounts reported reflect the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. These awards consist of grants of common stock, restricted shares and restricted share units. Restricted shares granted to employees are valued at the fair market value at the date of grant. See Note 11 of the notes to our consolidated financial statements contained in our 2013 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the ASC 718, Compensation-Stock Compensation values of our equity awards. These amounts reflect the aggregate grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	These amounts represent the aggregate grant date fair value of stock options and stock appreciation rights granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. See Note 11 of the notes to our consolidated financial statements contained in our 2013 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards. These amounts reflect the aggregate grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers. All outstanding stock options and stock appreciation rights are currently under water. See the “Grants of Plan-Based Awards Table” for information on restricted share units granted in fiscal year 2013.

(3)	These amounts represent cash awards earned during the respective fiscal year under the applicable annual incentive programs, irrespective of the year in which they were actually paid. See the “Compensation Discussion and Analysis” section above for a more detailed discussion.

(4)	All Other Compensation includes non-routine compensatory payments as well as amounts contributed by us to the executive’s 401(k) plan and the payment of group term life insurance premiums. All Other Compensation for Mr. Cheng includes $219,292 for relocation expenses relating to the sale of his home in 2011. All Other Compensation for Mr. Kaminski includes $63,016 for payout of accrued Paid Time Off (PTO) upon termination. All Other Compensation for Mr. Duggan includes $20,926 for payout of accrued PTO upon termination. No other single amounts exceeded $10,000 for any individual.

(5)	Mr. Mills was appointed as the Company’s interim Chief Executive Officer and assumed the duties of the principal executive officer effective April 13, 2013. Amounts shown represent the total compensation paid to him as a director, including his compensation as a director for serving as the interim Chief Executive Officer, as he was not an employee of the Company during 2013. Mr. Mills was named Chief Executive Officer effective February 12, 2014.

(6)	Mr. Kaminski resigned from the Company effective April 12, 2013.

(7)	Mr. Stammer became Chief Financial Officer of the Company effective April 23, 2013, after serving as interim Chief Financial Officer and assuming the duties of principal financial officer as of February 28, 2013.

(8)	Mr. Duggan resigned from the Company effective February 22, 2013.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to plan-based awards granted to each of our Named Executive Officers during the fiscal year ended December 31, 2013.

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
William C. Mills III (4)	04/13/13				-	80,000	$135,200
	06/05/13					20,000	36,600
Michael P. Kaminski (5)		$105,000	$210,000	$420,000	-	-	-
Martin C. Stammer (6)	03/05/13	$45,000	$90,000	$160,000	-	35,000	87,150
Samuel W. Duggan II (7)		$74,250	$148,500	$297,000	-	-	-
Frank J. Cheng	03/05/13	$71,250	$142,500	$285,000	-	25,000	62,250
Karen W. Duros	03/05/13	$54,000	$108,000	$162,000	-	25,000	62,250
David A. Giffin	03/05/13	$40,000	$80,000	$120,000	-	25,000	62,250

(1)	Constitutes awards that could have been earned under the 2013 annual bonus program. Refer to “Compensation Discussion and Analysis” for additional information regarding cash payouts to Named Executive Officers.

(2)	All Other Stock constitutes time based restricted share units issued in 2013 under the 2012 Stock Incentive Plan.

(3)	Includes the full grant date fair value of options, stock appreciation rights, restricted stock awards or restricted share units, computed in accordance with ASC 718, Compensation-Stock Compensation, applying the same valuation model and assumptions applied for financial reporting purposes. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(4)	Mr. Mills was appointed as the Company’s interim Chief Executive Officer effective April 13, 2013. As a director of the Company serving in that capacity, he was not eligible to participate in the 2013 annual bonus program. All Other Stock Awards granted to Mr. Mills represent restricted share units granted to him as a director of the Company, including such grants for serving as our interim Chief Executive Officer.

(5)	Mr. Kaminski resigned from the Company effective April 12, 2013.

(6)	Mr. Stammer had a target bonus of $20,000 (40% of base salary) in Quarters 1 and 2 and $25,000 (50% of base salary) in Quarters 3 and 4. The amount shown in the table is the aggregate of these amounts.

(7)	Mr. Duggan resigned from the Company effective February 22, 2013.

Outstanding Equity Awards At Fiscal Year-End

The following table discloses information regarding outstanding awards under the Company’s 2002 Stock Incentive Plan, as amended, and 2012 Stock Incentive Plan, as amended, as of December 31, 2013.

		Option Awards				Stock Awards
Named Executive Officer	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
William C. Mills III (4)	05/26/04	625	-	70.20	05/25/14
	06/16/05	1,500	-	78.00	06/15/15
	05/25/06	1,500	-	99.00	05/24/16
	05/24/07	1,500	-	116.40	05/23/17
	05/29/08	2,250	-	54.90	05/28/18
	06/10/09	2,250	-	43.90	06/09/19
	05/26/10	2,250	-	36.20	05/26/20
	05/24/11	1,575	-	32.30	05/23/21
	06/05/13					20,000	72,400
	04/13/13					80,000	289,600
Michael P. Kaminski (5)		-	-	-	-	-	-
Martin C. Stammer	10/28/09	400	-	39.60	10/28/14
	07/09/10	415	85	32.00	07/09/15
	02/15/11	483	217	35.20	02/15/21
	08/22/12					5,625	20,363
	03/05/13					35,000	126,700
Samuel W. Duggan II (6)		-	-	-	-	-	-
Frank J. Cheng	04/19/10	4,101	399	48.60	04/20/15
	06/15/10	7,860	1,140	36.50	06/16/15
	02/15/11	6,674	2,776	35.20	02/15/21
	08/22/12					18,750	67,875
	03/05/13					25,000	90,500
Karen W. Duros	10/04/10	7,908	2,092	40.20	10/03/15
	02/15/11	4,457	1,843	35.20	02/15/21
	08/22/12					16,875	61,088
	03/05/13					25,000	90,500
David A. Giffin	02/18/09	2,000	-	33.80	02/18/14
	02/17/10	4,786	214	46.70	02/17/15
	02/15/11	4,457	1,843	35.20	02/15/21
	08/22/12					16,875	61,088
	03/05/13					25,000	90,500

(1)	The amounts appearing in this column represent the total number of options and stock appreciation rights that have not vested as of December 31, 2013. Options and SARs granted to the Named Executive Officers, other than Mr. Mills, vest at the rate of 25% one year from the date of grant, and monthly thereafter, over 36 additional months. Options and SARs granted to Mr. Mills reflect awards granted to him as a director, which vest one year from the date of the grant or on the date of the next annual shareholders’ meeting, whichever is earlier.

(2)	The amounts appearing in this column represent the total number of time based restricted share units granted under our 2012 Stock Incentive Plan. The restricted share units granted in 2012 vest at the rate of 25% annually beginning with the one-year anniversary of the date of grant. The restricted share units granted in 2013 vest at the rate of 40% on the one-year anniversary of the date of grant, and 20% annually thereafter, over 3 additional years.

(3)	Based on the closing price of $3.62 for the shares of our common stock on December 31, 2013.

(4)	Mr. Mills was appointed as the Company’s interim Chief Executive Officer effective April 13, 2013. All equity awards reflected in this table were granted to him as a director, as he was not an employee of the Company in 2013.

(5)	Mr. Kaminski resigned from the Company effective April 12, 2013.

(6)	Mr. Duggan resigned from the Company effective February 22, 2013.

Option Exercises and Stock Vested

The following table discloses information about restricted share units that vested for our Named Executive Officers during the fiscal year ended December 31, 2013. No options or stock appreciation rights were exercised by any of our Named Executive Officers during fiscal year 2013.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)		Value realized on vesting ($)
William C. Mills III	-	-	1,764 21,559	(1) (3)	3,528 39,453
Michael P. Kaminski (4)	-	-	9,357 20,000	(1) (2)	18,714 75,400
Martin C. Stammer	-	-	1,250 1,875	(1) (2)	2,500 7,069
Samuel W. Duggan II (5)	-	-	-		-
Frank J. Cheng	-	-	3,922 6,250	(1) (2)	7,844 23,563
Karen W. Duros	-	-	3,715 5,625	(1) (2)	7,430 21,206
David A. Giffin	-	-	2,752 5,625	(1) (2)	5,504 21,206

(1)	Reflects the vesting of restricted share units granted in connection with salary reductions, which vested on March 31, 2013, or in the case of Mr. Mills, restricted share units granted in lieu of director cash retainer payments in 2011 and 2012, which vested on March 31, 2013. The fair value of the shares on the vesting date was $2.00 per share.

(2)	Reflects the vesting of 25% of restricted share units granted in August 2013, having a fair value on the vesting date of $3.77 per share.

(3)	Reflects the vesting on June 5, 2013, of restricted share units granted to Mr. Mills in 2012, having a fair value of $1.83 on the vesting date.

(4)	Mr. Kaminski resigned from the Company effective April 12, 2013.

(5)	Mr. Duggan resigned from the Company effective February 22, 2013.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of December 31, 2013, regarding securities to be issued upon the exercise of outstanding options, warrants and rights.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	777,707	$48.38	1,621,223
Equity compensation plans not approved by shareholders
Total	777,707	$48.38	1,621,223

(1)	Shares issuable upon vesting of restricted share units are not included in the weighted average computation.

(2)	Includes 588,760 restricted share units covered by outstanding awards that have not yet vested and are subject to forfeiture. In the event of forfeiture, such shares will be available for issuance under the 2012 Stock Incentive Plan.

Potential Payments upon Termination or Change of Control

The award agreements under our 2002 Stock Incentive Plan and 2012 Stock Incentive Plan provide for the acceleration of certain equity awards in the event of termination of the employee’s employment due to a change of control of the Company. The provisions under the award agreements are generally applicable to awards granted to all participants in the Plan, including the Named Executive Officers. We have described those provisions generally below. Additionally, under the stock incentive plans, in the event of a change of control of the Company, the Compensation Committee has discretion to provide for termination of awards in exchange for cash payments or the issuance of substitute awards. Benefits or payments under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

In addition, we have entered into employment agreements with our Named Executive Officers, other than Mr. Mills, that provide for a continuation of certain post-employment benefits, to the extent permitted under the applicable employment benefit plan(s). Each of the employment agreements provides for payments at, following, or in connection with a variety of circumstances following the Named Executive Officer’s termination of employment or in the event of a change of control of the Company.

Following the description of each Named Executive Officer’s specific employment agreement, we have quantified, in tabular format, the potential payments and benefits upon termination without cause or due to a change of control of the Company for each of the Named Executive Officers, assuming the triggering event took place on December 31, 2013, and, if applicable, based on our closing stock price of $3.62 on that date. In calculating the value of acceleration of equity awards, the value of unvested options and SARs equals $3.62 per share minus the exercise price for all such options or SARs and the value of the restricted shares and restricted share units equals $3.62 per share multiplied by the number of unvested restricted shares or restricted share units, as applicable.

Provisions of awards under the Stock Incentive Plans

If a Named Executive Officer’s employment is terminated on or within one year after a change of control (or in the case of restricted stock, restricted stock units or SARs, the employee leaves for good reason, as defined in the agreement), the award agreements for such restricted stock, restricted stock units, and SARs under the 2002 Stock Incentive Plan and 2012 Stock Incentive Plan provide as follows: (1) all unvested SARs will vest immediately and all unexercised SARs can be exercised for their remaining terms; and (2) all outstanding restricted stock and restricted stock units vest immediately and become non-forfeitable. Under the terms of award applicable to the restricted share units granted in 2013 to Mr. Mills as a director, if his service as a director terminates as a result of a change of control, all of such outstanding restricted share units will become vested.

The awards do not generally accelerate in connection with the retirement, resignation or other termination of employment (i.e., voluntary termination, termination for cause or involuntary termination) of any of the participants. In addition, none of the equity awards under the 2002 Stock Incentive Plan or 2012 Stock Incentive Plan accelerate in the event of termination by death or disability, although SARs and options could be exercised for specified periods following such termination events.

Employment Agreements and Quantification of Payments upon Termination or Change of Control

Mr. Mills.    As of December 31, 2013, Mr. Mills did not have an employment agreement, and therefore, there were no arrangements in place for severance benefits or other post-employment benefits. The Company expects to enter into an employment agreement, including post-employment benefits, during 2014.

Mr. Kaminski and Mr. Duggan.    Mr. Kaminski resigned from the Company effective April 12, 2013. The Company and Mr. Kaminski entered into a consulting agreement for the period from April 13, 2013 through October 13, 2014. Pursuant to the agreement, 40,000 of the 80,000 shares of Mr. Kaminski’s restricted share units granted as of August 22, 2012 will continue to vest during the term of the consulting agreement. If the consulting agreement is terminated by the Company prior to October 13, 2014, or if a change of control of the Company occurs prior to such date, such restricted share units will become vested as of the date of termination of the consulting agreement or date of change of control, as applicable. All other equity awards including unvested stock options or stock appreciation rights, performance shares or units or other type of awards based on the equity of the Company granted to Mr. Kaminski during his employment with the Company were canceled as of April 13, 2013.

Mr. Duggan resigned from the Company effective February 22, 2013. All outstanding equity awards including unvested stock appreciation rights, performance share, restricted share units or other type of awards based on the equity of the Company granted to Mr. Duggan during his employment with the Company were cancelled as of February 22, 2013.

Since Mr. Kaminski and Mr. Duggan were no longer executive officers of the Company on December 31, 2013, they are not included in the table below.

Other Named Executive Officers.    If a Named Executive Officer, other than Mr. Mills, is terminated by the Company without cause, the Named Executive Officer will receive his or her monthly base salary as of the date of termination for 12 months following the date of termination. The officer also will receive continuation of medical and dental benefits and life and disability insurance benefits (subject to any requirement for employee premium contributions) for 12 months, except that such benefits will terminate upon receipt of comparable benefits from another employer. In the event of termination by the Company without cause, the salary continuation payments will be offset by the amount of any compensation the officer receives during the severance period from the Company, any other employer or as an independent contractor.

In the event of a termination of a Named Executive Officer, other than Mr. Mills, during the period commencing six months prior to a change of control of the Company and ending two years after a change of control, or if the officer separates from service for good reason, as defined in the employment agreement, within two years after a change of control of the Company, then the officer will be entitled to a lump sum payment equal to the officer’s annual base salary at a rate equal to the greater of the rate in effect immediately before the officer’s separation or the rate in effect immediately before the change of control. In addition the officer will receive continued medical and dental coverage under the Company’s benefit plans pursuant to COBRA for up to one year following the officer’s separation from service at the Company’s cost, and continued life and disability insurance benefits, also at the Company’s cost. All outstanding awards under the 2002 Stock Incentive Plan and the 2012 Stock Incentive Plan will vest upon a change on control.

Based on a hypothetical termination date of December 31, 2013, the severance benefits for the Named Executive Officers would have been as follows:

Named Executive Officer	Termination without Cause ($)(1)	Involuntary termination due to change of control ($)(2)
William C. Mills III (3)	N/A	362,000
Martin C. Stammer (4)	207,355	356,013
Frank J. Cheng (5)	303,172	467,151
Karen W. Duros (6)	288,108	445,299
David A. Giffin (7)	213,493	368,800

(1)	These amounts reflect cash severance payments and the value of extended medical and dental benefits and life and disability insurance. The value of extended medical and dental benefits and life and disability insurance (“Benefits”) was determined based on the annual cost of the Company’s contribution for employees’ medical and dental benefits and the full annual cost of life and disability insurance.

(2)	Except for Mr. Mills, these amounts reflect cash severance payments; the value of extended medical and dental benefits and life and disability insurance; the value of accelerated vesting of performance based restricted stock and time based restricted share units (RSUs) calculated based on the closing price of $3.62 for shares of our common stock on December 31, 2013. No value is included based on accelerated vesting of stock options or SARs because all of the stock options and SARs held by the officers are underwater. The value of extended Benefits was determined based on the full annual cost of COBRA benefits and life and disability insurance.

(3)	As of December 31, 2013, Mr. Mills did not have an employment agreement, and, therefore, no severance payments upon termination or change of control would be payable to him. The amounts reflected in the event of involuntary termination due to change in control represent amounts for accelerated vesting of restricted share units granted to him as a director.

(4)	These amounts include $200,000 of cash severance and $7,355 of extended Benefits in the event of a termination without cause; and $200,000 of cash severance, $8,951 of extended Benefits, and $147,063 for accelerated vesting of restricted stock and RSUs in the event of a termination due to a change of control.

(5)	These amounts include $285,000 of cash severance and $18,172 of extended Benefits in the event of a termination without cause; and $285,000 of cash severance, $23,776 of extended Benefits, and $158,375 for accelerated vesting of restricted stock and RSUs in the event of a termination due to a change of control.

(6)	These amounts include $270,000 of cash severance and $18,108 of extended Benefits in the event of a termination without cause; and $270,000 of cash severance, $23,172 of extended Benefits, and $151,588 for accelerated vesting of restricted stock and RSUs in the event of a termination due to a change of control.

(7)	These amounts include $200,000 of cash severance and $13,493 of extended Benefits in the event of a termination without cause; and $200,000 of cash severance, $17,213 of extended Benefits, and $151,588 for accelerated vesting of restricted stock and RSUs in the event of a termination due to a change of control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2014 by:

•	each person known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

There were 19,407,255 shares of common stock outstanding as of March 31, 2014. Unless otherwise indicated, the table below includes the number of shares underlying options and warrants that are currently exercisable or exercisable within 60 days of March 31, 2014, and the number of shares represented by restricted share units that may become vested within 60 days of March 31, 2014. Such shares are considered outstanding and beneficially owned by the person holding the options, warrants or restricted share units for the purposes of computing beneficial ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Name and Address of Beneficial Owner of Common Stock	Number of shares of Common Stock beneficially owned	Percentage of shares of Common Stock beneficially owned
Five percent shareholders
Alafi Capital Company LLC (1) 9 Commodore Drive, Suite 405 Emeryville, CA 94608	2,394,291	11.66%
Entities affiliated with Sanderling Ventures (2) 400 S. El Camino Real, Suite 1200 San Mateo, CA 94402	1,912,481	9.66%
DAFNA Capital Management, LLC (3) 1099 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90024	1,738,498	8.50%
Directors and Named Executive Officers
Fred A. Middleton (4)	1,983,701	10.01%
David W. Benfer (5)	33,140	*
Joseph D. Keegan, Ph.D. (6)	15,643	*
Robert J. Messey (7)	27,153	*
William C. Mills III (8)	209,198	1.07%
Eric N. Prystowsky, M.D. (9)	20,393	*
Euan S. Thomson, Ph.D.	20,000	*
Michael P. Kaminski (10)	8,270	*
Samuel W. Duggan II (11)	0	*
Martin C. Stammer (12)	11,289	*
Frank J. Cheng (13)	34,775	*
Karen W. Duros (14)	26,868	*
David A. Giffin (15)	24,203	*
All directors and executive officers as a group (11 persons)	2,406,363	11.99%

* Indicates ownership of less than 1%

(1)	Includes 1,266,628 shares held by and 1,127,663 shares issuable under warrants held by Alafi Capital Company LLC (“Alafi Capital”). Christopher Alafi and Moshe Alafi are the managing partners of Alafi Capital and have full voting and investment power with respect to the shares owned by Alafi Capital. All information regarding ownership of Alafi Capital and its affiliates is based on a Schedule 13D filed by Alafi Capital on March 18, 2009, all Form 4 reports filed by Christopher Alafi to date, and Company’s records. Christopher Alafi was a director of the Company. His term as a director expired on August 22, 2012, the date of the 2012 Annual Meeting of Shareholders.

(2)	Includes: (a) 82 shares held by Sanderling Ventures Management V; (b) 5,335 shares held by and 5,220 shares issuable under warrants held by Sanderling VI Beteiligungs GmbH & Co. KG; (c) 6,358 shares held by and 6,219 shares issuable under warrants held by Sanderling VI Limited Partnership; (d) 40,673 shares held by and 72,893 shares issuable under warrants held by Sanderling Ventures Management VI; (e) 53,275 shares held by Sanderling IV Biomedical Co-Investment Fund, L.P.; (f) 22,451 shares held by Sanderling Venture Partners IV Co-Investment Fund, L.P.; (g) 67,790 shares held by Sanderling Venture Partners V Co-Investment Fund, L.P.; (h) 11,097 shares held by Sanderling V Beteiligungs GmbH & Co. KG; (i) 11,956 shares held by Sanderling V Limited Partnership; (j) 39,716 shares held by Sanderling V Biomedical Co-Investment Fund, L.P.; (k) 1,500 shares held by Sanderling Management, LLC 401(k) Plan; and (l) 1,256,402 shares held by and 311,514 shares issuable under warrants held by Sanderling Venture Partners VI Co-Investment Fund, L.P.

Middleton-McNeil Associates IV, LLC is the general partner of Sanderling IV Biomedical Co-Investment Fund, L.P. and has voting and dispositive authority over the shares owned by Sanderling IV Biomedical Co-Investment Fund, L.P. Middleton-McNeil Associates IV, LLC is managed by its members, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton-McNeil Associates IV, L.P. is the general partner of Sanderling Venture Partners IV Co-Investment Fund, L.P. and has voting and dispositive power over the shares owned by Sanderling Venture Partners IV Co-Investment Fund, L.P. Middleton-McNeil Associates IV, L.P. is managed by its general partners, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton, McNeil & Mills Associates V, LLC is the Investment General Partner of Sanderling V Limited Partnership and Sanderling V Beteiligungs GmbH & Co. KG and the General Partner of Sanderling V Biomedical Co-Investment Fund, L.P. and Sanderling Venture Partners V Co-Investment Fund, L.P. and has voting and dispositive authority over the shares owned by such entities. Middleton, McNeil & Mills Associates V, LLC is managed by its managing directors, Fred A. Middleton and Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Sanderling Ventures Management V is managed by Fred A. Middleton and Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger, the individuals who have invested under the d/b/a Sanderling Ventures Management V, which individuals have voting and dispositive power over the shares owned by Sanderling Ventures Management V. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. Sanderling Ventures Management VI is managed by Fred A. Middleton, Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger, the individuals who have invested under the d/b/a Sanderling Ventures Management VI, which individuals have voting and dispositive power over the shares owned by Sanderling Ventures Management VI. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton, McNeil, Mills & Associates, VI, LLC is the Investment General Partner of Sanderling Venture Partners VI Co-Investment Fund, L.P., Sanderling VI Beteiligungs GmbH & Co. KG and Sanderling VI Limited Partnership and has voting and dispositive power over the shares owned by such entity. Sanderling Venture Partners VI Co-Investment Fund, L.P. is managed by its managing directors, Fred A. Middleton, Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

All information regarding ownership of Sanderling Ventures and its affiliates is based on a Schedule 13D filed by Sanderling Ventures on March 18, 2009, and all Form 4 reports filed by Mr. Middleton to date.

(3)

Based on the Company’s records and an amendment to Schedule 13G filed on February 14, 2014 by DAFNA Capital Management, LLC, in its capacity as investment adviser to DAFNA LifeScience Ltd., DAFNA LifeScience Market Neutral Ltd., and DAFNA LifeScience Select Ltd. (collectively, the “Funds”), each of which entities is a Cayman Islands exempted company. In such capacity, DAFNA Capital Management, LLC may be deemed to be the beneficial owner of the shares of our common stock owned by the Funds, as in its capacity as investment adviser it has the power to dispose, direct the disposition of, and vote our shares owned by the Funds. Nathan Fischel and Fariba Ghodsian are part-owners of DAFNA Capital Management and managing members. As controlling persons of DAFNA Capital Management, they may be deemed to beneficially own the shares of our common stock owned by

DAFNA LifeScience. Pursuant to Rule 13d-4, Drs. Fischel and Ghodsian disclaim beneficial ownership of the securities owned by the Funds. This amount excludes an aggregate of 1,041,357 shares of common stock issuable upon conversion of various exchange warrants held by the Funds, after giving effect to a “blocker provision” in such exchange warrants under which the holder thereof does not have the right to exercise such exchange warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, or any of its affiliates, of more than 4.99% of our common stock then outstanding.

(4)	Includes 1,516,635 shares held by and 395,846 additional shares issuable under warrants held by the entities affiliated with Sanderling Ventures, described above. Mr. Middleton disclaims beneficial ownership of the shares and warrants held by the entities affiliated with Sanderling Ventures as described above. Also includes options to purchase 20,050 shares of common stock.

(5)	Includes 11,150 options to purchase shares of common stock. Includes 2,700 shares of common stock held by Mr. Benfer’s spouse.

(6)	Includes options to purchase 4,050 shares of common stock.

(7)	Includes options to purchase 13,925 shares of common stock. Includes 20 shares of common stock held by trust.

(8)	Includes options to purchase 162,825 shares of common stock.

(9)	Includes options to purchase 7,800 shares of common stock.

(10)	Includes 180 shares of common stock held by immediate family members. Mr. Kaminski resigned from the Company effective April 12, 2013.

(11)	Mr. Duggan resigned from the Company effective February 22, 2013.

(12)	Includes options to purchase 879 shares of common stock.

(13)	Includes options to purchase 20,991 shares of common stock.

(14)	Includes options to purchase 14,077 shares of common stock.

(15)	Includes options to purchase 10,119 shares of common stock.

REPORT OF AUDIT COMMITTEE

Three non-employee directors comprise the Audit Committee. All are independent as defined in Nasdaq Rule 5605(a)(2) and Rule 10-A-3(b)(1) of the Securities Exchange Act of 1934. The Board has adopted a written charter for the Audit Committee, which is posted on our website at www.stereotaxis.com, Investors, Governance.

The Audit Committee assists the Board in providing oversight of our accounting and financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal control. Our independent registered public accountants are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances. In addition, the Company engages another accounting firm for assistance with internal audit services.

The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2013 with management, including a discussion of the quality and the acceptability of our financial reporting practices and the internal controls over financial reporting.

The Committee reviewed with the independent registered public accounting firm its judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the Committee discussed with the independent registered public accountants, the firm’s independence from management and the Company, including the matters in the accountants’ written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

Our independent registered public accountants did not provide any non-audit services to us during 2013.

The Committee also discussed with the Company’s internal audit service provider and the independent registered public accounting firm in advance the overall scope and plans for their respective audits. The Committee meets regularly with the internal audit service provider and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC. The Committee has appointed Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2014.

Submitted by the Audit Committee of the Board of Directors.

Robert J. Messey, Chair

David W. Benfer

Joseph D. Keegan

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company’s independent registered public accountants to examine the financial statements of the Company for our 2014 fiscal year.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2014. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

A formal statement by representatives of Ernst & Young LLP is not planned for the Annual Meeting. However, Ernst & Young LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2013 Annual Meeting of Shareholders, approximately 95% of the votes cast were in support of the Company’s executive compensation program. Pursuant to Section 14A of the Exchange Act, our Board of Directors is again submitting a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We currently plan to hold this vote annually, and the next such vote will be held at our 2014 Annual Meeting of Shareholders.

While this vote is advisory, and not binding on our Company, it will provide information to our Compensation Committee regarding shareholders’ sentiment about our executive compensation philosophy, which the Committee will be able to consider when determining executive compensation in the future.

As you consider how to cast your vote, we encourage you to review the “Compensation Discussion & Analysis” section of this proxy statement. Stereotaxis’ compensation governance and planning processes are focused on creating a program that aligns executive pay outcomes with long-term value creation for shareholders. The Company’s 2013 executive compensation program and changes made in 2014 demonstrate our commitment to continual improvement of our pay programs and align executive pay and business performance. We believe the executive compensation program in place today supports the strategic goals of the Company and the need to drive positive performance gains. In particular, we believe the following points illustrate our commitment to pay for performance:

•	Reduced executive base salaries returned to original levels

In October 2011, we converted a component of executive base salary into time-vested equity to control cash expenses, link a greater proportion of executive pay to stock price performance, and align management with the broader non-management employee base that received retention equity awards around the same time. On an annualized basis, base salary reductions approximated 16% for the President & CEO and 10% for other eligible Named Executive Officers. Mr. Duggan, the Chief Financial Officer, did not participate in this program. Effective January 1, 2013, the remaining executives’ base salaries were reinstated to their original levels that had not changed since 2010.

•	The 2013 Management Bonus Plan was modified to instill a sense of urgency and focus on profitability

To place significant emphasis on reaching profitability the Company transitioned to a program measuring performance on adjusted EBITDA. In addition, to put emphasis on the importance of a rapid turnaround, performance was measured and bonuses paid on a quarterly basis for 2013. For 2014, performance will be measured and bonuses will be paid on an annual basis.

•	Below target payouts were earned under the 2013 Management Bonus Plan

Reflecting our below target performance on key corporate-level metrics, our executives received payouts under this incentive program at 12.5% of target levels for 2013. This reflects a payout at 50% of target under the third quarter incentive criteria and 0% of target under the other three quarters’ incentive criteria.

•	2011 and 2012 performance share awards expired in 2013 as a result of the Company not achieving bottom line milestones

50% of the awards granted in 2011 were to vest upon attaining positive EBITDA during a quarter and the remaining 50% were to vest if two consecutive quarters of positive GAAP Net Income were achieved by December 31, 2013. Vesting of the awards granted 2012 also was based on two objectives, with 50% vesting if a positive EBITDA was attained by December 31, 2012, and the remaining 50% of the 2012 award vesting if a positive adjusted Net Income was achieved during at least two out of three consecutive quarters by December 31, 2013. Positive EBITDA was not achieved by December 31, 2012, and 50% of the 2012 award expired on that date. The remaining criteria also were not achieved in 2013, and the performance share awards granted in 2011 and the remaining 50% of the 2012 award expired on December 31, 2013.

•	“Realizable” compensation is significantly below grant value for Named Executive Officers

All outstanding stock appreciation rights (“SARs”) are currently underwater, and the performance criteria for the performance shares granted in 2011 and 2012 were not achieved, and such performance shares have expired. Additionally, the service-vested restricted stock awards granted in recognition of base salary reductions had lost approximately 82% of their grant date value as of the vesting date, March 31, 2013.

The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in this proxy statement under “Executive Compensation”, including the “Compensation Discussion and Analysis” and the tabular and narrative disclosure contained in this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN

Our 2012 Stock Incentive Plan was adopted by the Compensation Committee of our Board of Directors and approved by our shareholders in 2012, and in April 2013, the Committee approved an amendment to the 2012 Stock Incentive Plan to increase the shares authorized for issuance thereunder by 1,000,000 shares. The amendment was approved by our shareholders in June 2013 at the 2013 annual meeting of shareholders. Our Board of Directors believes that long-term incentive compensation programs align the interests of management, employees and the shareholders to create long-term shareholder value. The Board believes that plans such as the 2012 Stock Incentive Plan increase our ability to achieve this objective by allowing for several different forms of long-term incentive awards, which the Board believes will help us recruit, reward, motivate and retain talented personnel.

As of March 31, 2014, a total of 1,790,000 shares of common stock have been authorized for issuance under the 2012 Stock Incentive Plan. As of March 31, 2014, awards of approximately 1.4 million shares of common stock were issued and outstanding under the 2012 Stock Incentive Plan and approximately 350,000 shares of common stock are available for future awards under the Plan.

In March 2014, the Compensation Committee of our Board of Directors approved a proposal to further amend the 2012 Stock Incentive Plan to increase the shares authorized for issuance thereunder by 1,000,000 shares. We are seeking shareholder approval of this amendment to the 2012 Stock Incentive Plan.

Set forth below is a summary of the material provisions of the 2012 Stock Incentive Plan. The summary of the provisions below is qualified in its entirety by the full text of the 2012 Stock Incentive Plan. A copy of the 2012 Stock Incentive Plan as amended and restated by the proposed amendment is attached to this proxy statement as Appendix A.

Vote Required and Recommendation

The affirmative vote of a majority of the shares present in person or by proxy will be required to approve the amendment of the 2012 Stock Incentive Plan. Abstentions and “broker non-votes” will not be counted as having been voted on the proposal, and therefore, will have the same effect as negative votes.

The Board of Directors and our executive officers have an interest in this proposal as they may receive awards under the 2012 Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO INCREASE THE SHARES AUTHORIZED UNDER THE 2012 STOCK INCENTIVE PLAN BY 1,000,000 SHARES.

Description of Material Provisions of the 2012 Stock Incentive Plan

Term of the Plan

The Plan will terminate ten years after the date on which the Board approved the Plan and no awards will be granted after the expiration of such ten-year period.

Eligible Participant

Any director or employee of the Company, or its subsidiaries, as well as any individual providing services to the Company may be selected to receive an award.

Administration

This plan is administered by the Board of Directors through a committee appointed by the Board. The Compensation Committee administers this Plan. Every member of the Compensation Committee is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “Independent Director” for purposes of the rules and regulations of the NASDAQ Capital Market.

The committee has full power to determine persons eligible to participate in the plan, to interpret this plan, to adopt the rules, regulations and guidelines necessary or proper to carry out this plan and to determine the type and terms of any awards to be granted. The specific terms, conditions, performance requirements, limitations and restrictions of any award will be set forth in an award agreement, entered into between the Company and a participant.

Authorized Shares

Currently, the number of shares of stock authorized for issuance under the 2012 Plan is up to one million seven hundred ninety thousand (1,790,000).

Types of Awards

An award under the Plan may be a stock option, either qualified or nonqualified, a stock appreciation right, a performance share, restricted stock or other cash-based or stock-based awards.

Stock Options.    The committee is able to grant nonqualified stock options and incentive stock options under the 2012 Stock Incentive Plan. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted (110% in the case of a 10% stockholder), and the exercise price of a nonqualified option must be determined by the committee, but may not be less than 100% of the fair market value of the common stock on the date the option is granted. As our common stock is listed on the NASDAQ Capital Market, the fair market value is the per share closing sale price for the common stock (or the average of the closing bid and asked prices if no sales were reported that day) on the date the option is granted.

Stock Appreciation Rights.    The committee may grant stock appreciation rights under the Plan. Stock appreciation rights are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash, shares of our common stock, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the committee, subject to the terms of the 2012 Stock Incentive Plan.

Performance Shares.    A performance share award is an award denominated in units of stock, which will provide for payment of stock if performance goals are achieved over specified performance periods. Once the performance share award vests, the participant shall be entitled to payout of the value of the award in shares of common stock.

Restricted Stock.    Restricted stock is an award of common stock granted subject to restrictions on transfer and vesting as determined by the committee. The committee shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued service to us but may include a performance-based component. Shares of common stock granted under any restricted stock award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until all applicable restrictions are removed or have expired.

Other Stock-Based Award and Cash-Based Award.    The Plan provides that awards of common stock, including fully vested stock grants, or other awards valued in whole or in part by reference to the fair market value of common stock may also be made under the Plan in the form of other stock-based awards.

Share Counting Rules

Any shares of stock tendered by a participant as full or partial payment to the Company to satisfy a purchase price of an award, any shares subject to an award under the Plan which are withheld to satisfy an applicable tax withholding, or any shares covered by a stock appreciation right which is settled for a lesser number of shares shall not become available for issuance under the Plan. However, any awards, which by their terms may only be settled in cash, do not reduce the number of shares available for issuance.

Term of Stock Options and Stock Appreciation Rights

A maximum term of 10 years from the date of grant is set for all stock options and stock appreciation rights.

Vesting Limitations

Each stock option and stock appreciation right shall have a minimum vesting period of three years from the date of grant, provided that such vesting may occur incrementally over the three years.

Change of Control

Change of control means the purchase or acquisition by any person or group, of beneficial ownership of 35% or more of the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities entitled to vote in an election of directors.

The committee may provide, in its sole discretion, for the termination of an award upon consummation of a change of control in exchange for a cash amount and/or issuance of a substitute award to substantially preserve the terms of any awards previously granted under the Plan. Any change must be in a manner consistent with Internal Revenue Code Section 409A.

Restrictions on Transferability

Awards granted under this Plan are generally not transferable by the participant except by law, will or the laws of descent and distribution, or by permission of the committee.

Amendment of Award Agreements

The Compensation Committee is specifically prohibited from amending the terms of outstanding award agreements without the approval of Company shareholders if such amendments would either reduce the exercise price of outstanding stock options or stock appreciation rights, or cancel an outstanding stock option or stock appreciation right in exchange for cash, another award, or another stock option or stock appreciation right that has an exercise price less than that of the original stock option or stock appreciation right.

Dividends or Dividend Equivalents

No dividends or dividend equivalents shall be paid with respect to outstanding stock based awards that are intended to be performance-based awards, as that term is defined in the Plan, nor shall dividends or dividend equivalents be paid on any outstanding stock options or stock appreciation rights.

Anti-dilution

In the event of any change in outstanding stock of the Company by reason of stock split, stock dividend, combination or reclassification of shares, or similar events, the committee shall make adjustments to numbers of shares available for issuance under the Plan and covered by outstanding awards, the exercise and grant prices relating to outstanding awards, or such other equitable adjustments as it deems appropriate.

Non-Employee Director Grants

It is the intent of the Company to provide equity grants to our non-employee directors through the 2012 Plan as opposed to being provided through a separately administered plan.

Federal Income Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2012 Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.    No taxable income is realized when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount by which the fair market value of the shares purchased on the date of exercise, exceeds the exercise price paid for such share. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.    No taxable income is realized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case the differential between the fair market value on the date of grant and the exercise price is an alternative minimum tax preference item). If a participant exercises the option and then later sells or otherwise disposes of the shares acquired pursuant to an incentive stock option more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one-year holding periods described above, he or she generally will realize ordinary income at the time of the disposition equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.    No taxable income is realized when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of excess, if any, of the fair market value of the stock on the date of exercise over the fair market value of the stock on the date of grant. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock.    Unless a timely 83(b) election is made, as described in the following paragraph, a participant generally will not realize taxable income at the time an award of restricted stock is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any.

A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to recognize ordinary income at the time he or she is granted the award in an amount equal to the fair market value of the shares underlying the award (less the purchase price paid for the shares, if any) on the date the award is granted, notwithstanding that the restricted stock would otherwise not be includible in gross income at that time. Any change in the value of the shares after the date of grant would be taxed as a capital gain or loss if and when the shares are disposed of by the participant. If the section 83(b) election is made, the participant’s holding period for capital gains begins on the date of grant.

Performance Shares.    A participant generally will not recognize taxable income upon the granting of an award of performance shares. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any. Upon selling shares of stock received in payment under a performance share, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the share and the participant’s tax basis in the share.

Other Stock-Based Awards.    A participant will generally recognize ordinary taxable income upon granting of a stock-based award that is not subject to vesting or performance achievement criteria. Any change in the value of the shares after the date of grant would be taxed as a capital gain or loss if and when the shares are disposed of by the participant. A participant will generally recognize ordinary taxable income upon the later to occur of the granting or the vesting of a cash-based award.

Tax Effect for the Company.    We generally will be entitled to a tax deduction in connection with an award under the 2012 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our three most highly compensated executive officers (other than the Chief Executive Officer and, in most circumstances, our Chief Financial Officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2012 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and establishing performance criteria that must be met before the award actually will vest or be paid. The 2012 Plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

Section 409A.    Section 409A of the Code provides certain requirements with respect to non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s election of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may only be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, the individual’s death or a change in control). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are “specified employees,” Section 409A requires that such individual’s distribution commence no earlier than six months after such individual’s separation from service. For purposes of Section 409A, the term “specified employee” includes officers with a certain level of compensation ($165,000 in 2013) and employees with a certain level of ownership in the company.

Awards granted under the 2012 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Generally, we intend to structure any awards under the 2012 Plan to either be exempt from or meet the applicable tax law requirements under Section 409A in order to avoid its adverse tax consequences.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2012 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Accounting Treatment

We adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), in the first quarter of fiscal 2006. Upon the development of the Accounting Standards Codification, this guidance was subsequently referred to as ASC Topic 718. ASC Topic 718 requires the estimated fair market value of all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the statement of operations. Share-based compensation expense to be recognized would include the estimated expense for all stock awards granted on and subsequent to January 29, 2006, based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718 and the estimated expense for the portion vesting in the period for options granted prior to, but not vested as of January 29, 2006, based on the grant date fair value estimated in accordance with the original provisions of ASC Topic 718.

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO THE 2009 EMPLOYEE STOCK PURCHASE PLAN

Our Employee Stock Purchase Plan (the “ESPP”) was adopted by our Board of Directors and approved by our shareholders in 2009. Under the ESPP, eligible employees have the opportunity to purchase shares of our common stock at a discount. Our Board believes that the ESPP is in the best interests of the Company and our shareholders, because enabling employees to own shares of common stock aligns our employees’ interests with those of our shareholders.

A total of 250,000 shares of common stock were authorized for issuance under the ESPP. As of March 31, 2014, all of such shares were issued and outstanding under the ESPP, and there were no remaining shares available for issuance under the ESPP. In March 2014, the Compensation Committee of our Board approved a proposal to amend the ESPP to increase the number of shares authorized for issuance under the ESPP by 250,000 shares. We are seeking shareholder approval of this amendment to the ESPP.

Set forth below is a summary of the material provisions of the ESPP. The summary of the provisions below is qualified in its entirety by the full text of the ESPP. A copy of the ESPP as amended and restated by the proposed amendment is attached to this proxy statement as Appendix B.

Vote Required and Recommendation

The affirmative vote of a majority of the shares present in person or by proxy will be required to approve the amendment to the ESPP. Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of negative votes.

Our executive officers have an interest in this proposal as they may purchase shares pursuant to the ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO INCREASE THE SHARES AUTHORIZED UNDER THE EMPLOYEE STOCK PURCHASE PLAN BY 250,000 SHARES.

Description of Material Provisions of the 2009 Employee Stock Purchase Plan (“ESPP”)

General

The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase our common stock through accumulated payroll deductions. It is the intention of the Company to establish the ESPP such that it will qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code (the “Code”).

Eligibility

Any person who is employed by the Company on a given enrollment date is eligible to participate in the plan. No participant shall be granted an option under the plan (i) to the extent that, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time.

Maximum Purchase

The Board of Directors may set a maximum number of shares of capital stock which any participant may purchase during any purchase period.

Authorized Shares

Currently, the number of shares of our common stock authorized for issuance under the ESPP is two hundred fifty thousand (250,000).

Administration

The ESPP is administered by the Board of Directors through a committee appointed by the Board. The Board or its committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the plan, to determine eligibility and to adjudicate all disputed claims filed under the plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

Offering Periods

The plan is implemented by consecutive, 3 month offering periods with a new offering period commencing on the first trading day of each calendar quarter. The Board (or a committee of the Board) has the power to change the duration of offering periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected thereafter.

Grant of Option

On the enrollment date of each offering period, each participant participating in such offering period will be granted an option to purchase on the exercise date for such offering period up to a number of shares of the Company’s common stock determined by dividing such participant’s payroll deductions accumulated prior to such exercise date and retained in the participant’s account as of the exercise date by the applicable purchase price; provided, however, that in no event shall a participant be permitted to purchase during any calendar year more than a number of shares determined by dividing $25,000 by the fair market value of a share of the Company’s common stock on the exercise date or dates. The Board of Directors may, for future offering periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s common stock a participant may purchase during each purchase period of such offering period.

Payroll Deductions

At the time a participant files a subscription agreement with the Company to participate in the ESPP, he or she elects to have payroll deductions made on each pay day during the offering period in an amount not exceeding 15% of the compensation such participant receives on each pay day during the offering period. All payroll deductions made for a participant will be credited to his or her account under the plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account. A participant may discontinue his or her participation in the plan effective with the first full payroll period following 5 business days after the Company’s receipt of the withdrawal notice.

Tax Withholding

At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s common stock issued under the plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the common stock. At any time, the Company may, but is not obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of common stock by the participant.

Purchase Price

The purchase price per share at which shares of common stock are sold in an offering period under the ESPP cannot be less than 95% of the fair market value per share on the purchase date (i.e., the last business date of the offering period). The “fair market value” means, as of any given date, the closing sales price for such stock on the NASDAQ Capital Market for the last market trading day prior to the date of determination.

Purchase of Stock

Unless a participant withdraws from the plan, his or her option for the purchase of shares will be exercised automatically on the appropriate exercise date and the maximum number of full shares subject to option will be purchased for such participant at the applicable purchase price with the accumulated payroll deductions in his or her account. No fractional shares may be purchased; any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent offering period. Any other monies left over in a participant’s account after the exercise date will be returned to the participant. During a participant’s lifetime, a participant’s options are exercisable only by him or her.

Withdrawal

A participant in the plan may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the plan at any time by giving written notice to the Company. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the offering period will be automatically terminated and no further payroll deductions for the purchase of shares will be made for such offering period. If a participant withdraws from an offering period, payroll deductions will not resume at the beginning of the succeeding offering period unless the participant delivers to the Company a new subscription agreement for the plan. Upon a participant’s ceasing to be an employee of the Company or one of its designated subsidiaries, for any reason, he or she will be deemed to have elected to withdraw from the plan and the payroll deductions credited to such participant’s account during the offering period but not yet used to exercise the option will be returned to such participant.

Transferability

Rights granted under the ESPP are not transferable by a participant other than by will, by the laws of descent and distribution or pursuant to the plan’s beneficiary designation provisions.

Change of Control

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any purchase periods then in progress shall be shortened by setting a new exercise date and any offering periods then in progress will end on the new exercise date. The new exercise date will be before the date of the Company’s proposed sale or merger.

Antidilution

Should any change be made to our common stock by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or any other increase or decrease in the number of shares of common stock effected without receipt of consideration, appropriate adjustments will be made to the per share price and number of shares issuable under the ESPP.

Amendment and Termination of Plan

The Board of Directors (or a committee of the Board) may at any time and for any reason terminate or amend the plan. Except as otherwise provided in the plan, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board (or a committee of the Board) on any exercise date if the Board (or a committee of the Board) determines that the termination of the offering period or the plan is in the best interests of the Company and its stockholders. Unless otherwise terminated, the plan has a term of ten years.

Federal Income Tax Information

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the ESPP. Tax consequences for any particular individual may be different.

Rights to purchase shares granted under the plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the stock purchase right grant date (i.e., the beginning of the offering period or, if later, the date the participant entered the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the stock purchased under the ESPP is sold (or otherwise disposed of) more than two years after the stock purchase right grant date and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the sale price of the stock at the time of disposition over the purchase price and (ii) the excess of the fair market value of the stock as of the date the participant entered the offering period over the purchase price (determined as of the date the participant entered the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of such ordinary income will be added to the participant’s basis in the shares and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE EMPLOYEE STOCK PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Accounting Treatment

We adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), in the first quarter of fiscal 2006. Upon the development of the Accounting Standards Codification, this guidance was subsequently referred to as ASC Topic 718. ASC Topic 718 requires the estimated fair market value of all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the statement of operations. The Employee Stock Purchase Plan has been structured in a way that no related compensation expense under the provisions of ASC Topic 718 will be required in the Company’s financial statements.

PROPOSAL 6: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECREASE THE AUTHORIZED COMMON STOCK

We are seeking approval to decrease the authorized number of shares of our common stock from 300 million to 150 million. We may be able to experience cost savings by reducing fees to the State of Delaware based on the number of currently authorized shares. As described in more detail below, we believe that 150 million shares of common stock is sufficient to satisfy all outstanding options and rights to obtain shares of our common stock as well as support our ongoing efforts to raise capital to fund the Company’s operations for the foreseeable future.

The form of the amendment to our Certificate of Incorporation to accomplish the decrease in our authorized shares is attached to this proxy statement as Appendix C. The discussion herein is qualified in its entirety by the full text of such amendment, which in incorporated herein by reference.

Background and Reasons For the Decrease in Authorized Shares

Current Capitalization.    We currently have 300 million shares of authorized common stock. As of the Record Date, there were approximately 19.4 million shares of common stock issued and outstanding. In addition, as of the Record Date, there were 1.5 million shares of common stock reserved for issuance upon exercise of outstanding warrants issued to certain institutional investors in May 2012 under a stock and warrant purchase agreement (PIPE) and warrants issued in connection with loan guarantees; 1.2 million shares of common stock reserved for issuance upon exercise of outstanding warrants issued in August 2013 to certain former holders of subordinated convertible debentures; and 1.8 million shares of common stock reserved for issuance upon exercise of outstanding equity awards under our 2002 Stock Incentive Plan and 2012 Stock Incentive Plan. An additional 1.0 million shares will be reserved for issuance under our 2012 Stock Incentive Plan if the shareholders approve Proposal 4 included in this proxy statement.

Reasons for the Decrease.    At a special meeting of the shareholders held on July 10, 2012, the shareholders approved an increase in the authorized shares from 100 million to 300 million in order to provide a sufficient number of authorized shares for: (1) the number of shares reserved for exercise of outstanding warrants and convertible securities issued to the holders of convertible debentures and warrants issued to certain institutional investors in May 2012, and interest shares that may be issued in lieu of cash interest payments under such debentures, as well as warrants issued to certain institutional investors in May 2012 under a stock and warrant purchase agreement (PIPE); (2) the number of shares issuable upon exercise of all stock options and other equity awards outstanding; (3) any shares that the Company may request to be included in equity incentive plans that may be implemented in the future, subject to required stockholder approval; and (4) the number of shares authorized for future issuance under the Company’s employee stock purchase plan.

Also, at the special meeting of shareholders, the shareholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, and on July 10, 2012, we effected a reverse split of our common stock at a ratio of one for ten shares. As a result, the number of shares underlying stock options, stock appreciation rights, restricted stock units, warrants, and convertible debentures outstanding was significantly reduced. Therefore, the Board of Directors believes that a reduction of the authorized shares of common stock to 150 million is sufficient to support the Company’s ongoing efforts to raise capital to fund its operations for the foreseeable future. Additionally, we may be able to experience cost savings by reducing fees to the State of Delaware based on the number of currently authorized shares.

For these reasons we are seeking shareholder approval to authorize our Board of Directors to amend Article IV of our Certificate of Incorporation in order to decrease the number of authorized shares of common stock of the Company from 300 million shares of common stock to 150 million shares of common stock.

General.    If approved by our shareholders, the authorized shares of common stock would be available for issuance for any proper corporate purpose as determined by our Board of Directors without further approval by the shareholders, except as required by law, the Listing Rules of the Nasdaq Capital Market or the rules of any other national securities exchange on which our shares of common stock are listed.

There will be no change in the rights attributable to our authorized shares of common stock. The proposed amendment will not affect the par value of the common stock, which will remain at $0.001 per share. Under our

Certificate of Incorporation, our shareholders do not have preemptive rights to subscribe to additional securities that we may issue; in other words, current holders of common stock do not have a prior right to purchase any new issue of our capital stock to maintain their proportionate ownership of common stock. If we issue additional shares of common stock or other securities convertible into common stock in the future, it will dilute the voting rights of existing holders of common stock and will also dilute earnings per share and book value per share.

If this Proposal No. 6 is approved by the shareholders, the amendment to our Certificate of Incorporation will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware. We would make such filing promptly after the 2014 Annual Meeting of Shareholders.

Vote Required

The affirmative vote of the holders of a majority of the shares of the Company’s common stock issued and outstanding and entitled to vote is required to approve the amendment of our Certificate of Incorporation to decrease the number of authorized shares of common stock from 300 million to 150 million.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE STEREOTAXIS CERTIFICATE OF INCORPORATION.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following fees were charged for professional services rendered by Ernst & Young LLP, our independent registered public accountants, in fiscal year 2012 and fiscal year 2013:

	Amount Billed for Fiscal Year
Description of Professional Service	2012 $	2013 $
Audit Fees – professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.	451,000	430,900
Audit-Related Fees – assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements and are not reported as “Audit Fees.”	1,800	-
Tax Fees– professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.	-	-
All Other Fees	-	-
Total Ernst & Young LLP Fees	452,800	430,900

Pre-Approval Policy

As described in the Audit Committee charter, which was amended and restated in August 2011, it is the Audit Committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accountants. All of the audit services, audit-related services and tax services provided by Ernst & Young LLP during fiscal year 2013 were pre-approved in accordance with the Audit Committee’s policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We review all relationships and transactions in which the Company and our directors, executive officers or their immediate family members participate to determine whether such persons have a direct or indirect material interest in such transactions or relationships. In addition, our Code of Ethics and Business Conduct generally prohibits our officers, directors and employees from engaging in activities that involve, or even appear to involve, a conflict between their personal interest and the interests of the Company. Our Code of Ethics and Business Conduct encourages our employees to report to us an actual or apparent conflict of interest.

Our Board of Directors or the Audit Committee, in either case, with any directors involved in the relevant transaction recusing themselves from the discussion and decision, reviews all related party transactions involving the Company and any of the Company’s principal shareholders or members of our board of directors or senior management or any immediate family member of any of the foregoing. A general statement of this policy is set forth in our audit committee charter, which is published on our website at www.stereotaxis.com, Investors, Governance. However, the Board does not have detailed written policies and procedures for reviewing related party transactions. Rather, all facts and circumstances surrounding each related party transaction may be considered.

Note and Warrant Purchase Agreement.    The Company entered into a certain Note and Warrant Purchase Agreement, effective as of February 7, 2008, as amended, with Alafi Capital Company and certain affiliates of Sanderling Venture Partners (collectively, the “Lenders”), under which the Lenders committed to provide an aggregate of $10 million on an unsecured basis in either direct loans to the Company or loan guarantees to Silicon Valley Bank, our primary bank lender, through March 31, 2012. Sanderling Venture Partners is an affiliate of Fred A. Middleton, who is a director of the Company. Alafi Capital Company is an affiliate of Christopher Alafi, who was a director of the Company during 2012. Pursuant to the Note and Warrant Purchase Agreement, as amended, we issued five-year warrants to the Lenders to purchase shares of our common stock. As of December 31, 2011, pursuant to the Note and Warrant Purchase Agreement, the Lenders held outstanding warrants to purchase 917,259 shares of our common stock at exercise prices ranging from $1.55 to $46.40.

Effective March 30, 2012, we executed the Fourth Amendment to the Note and Warrant Purchase Agreement with the Lenders, in connection with the extension of our loan commitments with Silicon Valley Bank through April 30, 2012. We issued five-year warrants to purchase an aggregate of 75,734 shares of our common stock at an exercise price of $6.60 per share to the Lenders. The exercise price was equal to the closing bid price on March 29, 2012, the trading day immediately prior to the date of the amendment.

Effective May 1, 2012, we executed the Fifth Amendment to the Note and Warrant Purchase Agreement with the Lenders, in connection with the extension of our loan commitments with Silicon Valley Bank through May 15, 2012. We issued five-year warrants to purchase an aggregate of 60,975 shares of our common stock, at an exercise price of $4.10 per share to the Lenders. The exercise price was equal to the closing bid price on April 30, 2012, the trading day immediate prior to the date of the amendment.

Effective May 7, 2012, we executed the Sixth Amendment to the Note and Warrant Purchase Agreement (“Sixth Amendment”) with the Lenders, in connect with the extension of our loan commitments with Silicon Valley Bank through March 31, 2013. The Lenders’ obligation to provide either direct loans to us or guarantee our loan commitments with Silicon Valley Bank was decreased from $10 million in aggregate to $3 million. We issued five-year warrants to purchase an aggregate of 234,305 shares of our common stock, at an exercise price of $3.36 per share to the Lenders. The exercise price was equal to the closing bid price on May 4, 2012, the trading day immediately prior to the date of the amendment.

Effective March 29, 2013, we executed the Seventh Amendment to the Note and Warrant Purchase Agreement with the Lenders, in connection with the extension of our loan commitments with Silicon Valley Bank through June 30, 2013. We issued five-year warrants to purchase an aggregate of 113,636 shares of our common stock at an exercise price of $1.98 per share to the Lenders. The exercise price was equal to the closing bid price on March 28, 2013, the trading day immediately prior to the date of the amendment.

Effective June 28, 2013, we executed the Eighth Amendment to the Note and Warrant Purchase Agreement with the Lenders, in connection with the extension of our loan commitments with Silicon Valley Bank through July 31, 2013. We issued five-year warrants to purchase an aggregate of 48,387 shares of our common stock, at an exercise price of $1.55 per share to the Lenders. The exercise price was equal to the closing bid price on June 27, 2013, the trading day immediate prior to the date of the amendment.

Effective July 31, 2013, the Lenders extended their loan guarantees to Silicon Valley Bank through August 31, 2013. We issued five-year warrants to purchase an aggregate of 14,313 shares of our common stock, at an exercise price of $5.24 per share to the Lenders. The exercise price was equal to the closing bid price on July 30, 2013, the trading day immediately prior to the date of the amendment.

On August 30, 2013, the Company and Silicon Valley Bank agreed to the elimination of the $3.0 million sublimit of the revolving credit line guaranteed by the Lenders and the guarantees by the Lenders in favor of the Bank were released.

Prior to May 7, 2012, the obligations under the $10 million loan or guarantee commitment, and the number of warrants granted under each of the amendments were split evenly between Alafi Capital Company and certain affiliates of Sanderling Venture Partners. Under the Sixth Amendment to the Note and Warrant Purchase Agreement and each subsequent amendment, the loan obligation or guarantee commitment of Alafi Capital Company was $1.0 million, and that of certain affiliates of Sanderling Ventures Partners was $2.0 million, and the warrants were granted on a proportionate basis. Each of these transactions was reviewed and approved by non-interested directors at a meeting of the Board of Directors, at which Mr. Middleton and Dr. Alafi were recused from the discussions and vote, or by the Audit Committee. Neither, Mr. Middleton nor Dr. Alafi, was a member of the Audit Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires all Company executive officers, directors and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us and on written representations from our directors and executive officers, we believe that all such persons timely filed such reports during the last fiscal year, except for the following reports: (i) one report for Mr. Middleton to report the guaranty warrants issued to affiliates of Sanderling Venture Partners on June 28, 2013, was filed on August 2, 2013; (ii) a report for each of Messrs. Cheng, Giffin, Stammer and Ms. Duros to report the surrenders of shares for taxes on August 23, 2013 as a result of the vesting of restricted share units was filed on September 5, 2013; (iii) two reports for Christopher Alafi disclosing the guaranty warrants issued to Alafi Capital Company on June 30, 2013, and July 31, 2013, respectively, were filed on August 15, 2013; and (iv) a report was not filed to disclose the guaranty warrants issued to Alafi Capital Company on March 29, 2013. However, the value of the shares underlying the guaranty warrants issued to Alafi Capital Company on March 29, 2013, was included in the calculation of the amount of profit disgorgement paid to the Company as disclosed in the Form 4 filed by Christopher Alafi on August 22, 2013.

GENERAL INFORMATION

SHAREHOLDER PROPOSALS

Proposals Included In Proxy Statement

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2015 Annual Meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than December 29, 2014, which is 120 calendar days prior to the anniversary of April 28, 2014, the release date of this proxy statement relating to the 2014 Annual Meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

Our bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, i.e., not earlier than February 10, 2015, and not later than March 12, 2015, for the 2015 Annual Meeting. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to shareholders or made public, whichever first occurs. Our restated bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Any shareholder wishing to submit a candidate for election to our Board of Directors should follow the procedures outlined in “Director Nominations.” For all other proposals, as to each matter of business proposed, the shareholder should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	A brief description of the business desired to be brought before the meeting and the reasons for conducting such business;

•	The text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);

•	The name and address, as they appear in our shareholder records, of the shareholder(s) proposing such business;

•	The class and number of shares of the stock which are beneficially owned by the proposing shareholder(s);

•	Any material interest of the proposing shareholder(s) in such business; and

•

A statement as to whether either the proposing shareholder(s) intend(s) to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal.

A more complete description of this process is set forth in our bylaws.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and Notices of Internet Availability of Proxy Materials, with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement and/or Notices of Internet Availability of Proxy Materials addressed to those shareholders. This process is commonly referred to as “householding.” The Company and some brokers household annual reports, proxy materials, and Notices of Internet Availability of Proxy Materials, delivering a single annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you request otherwise. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials, in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement and/or Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

You may request to receive at any time a separate copy of our proxy materials, our Annual Report, or Notice of Internet Availability of Proxy Materials, or notify us that you do or do not wish to participate in householding by sending a written request to our Corporate Secretary at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, or by telephoning 314-678-6100. We will deliver such materials to you promptly upon such request.

OTHER INFORMATION

The Board knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.

You are urged to vote promptly. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person, if you held your shares directly as a registered holder. In addition, we will furnish, without charge, copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Commission, upon the written request of any person who is a shareholder as of the Record Date, upon payment of a reasonable fee which shall not exceed our reasonable expenses in connection therewith. Requests for such materials should be directed to Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, Attention: Secretary. Such information may also be obtained free of charge by accessing the Commission’s web site at www.sec.gov.

April 28, 2014

Appendix A

STEREOTAXIS, INC.

2012 STOCK INCENTIVE PLAN

As amended and restated effective March 27, 2014 (subject to shareholder approval)

1.        Purpose of the Plan.

The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining, and rewarding certain employees, directors, consultants, and other individuals providing services to the Company and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Company by providing recipients with a proprietary interest in the growth and performance of the Company.

2.        Definitions.    Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A.        “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

B.        “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Cash-Based Award or Other Stock-Based Award.

C.        “Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

D.        “Board” means the Board of Directors of the Company.

E.        “Cash-Based Award” means an Award described in Section 7 as a Cash-Based Award.

F.        “Change of Control” means the occurrence of one or more of the following:

(1)        The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 35% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors;

(2)        Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(3)        The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred with respect to any Award that (i) provides “non-qualified deferred compensation” within the meaning of Code Section 409A and (ii) settles upon a Change of Control, unless such foregoing event constitutes a “change in ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company in each case, as defined under Code Section 409A.

G.        “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and other guidance promulgated thereunder.

H.        “Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

I.        “Company” means Stereotaxis, Inc., a Delaware corporation, and any successor thereto.

J.        “Employer” means the Company and any other entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board or the Committee in which the Company has an interest. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) has the meaning ascribed to it under Rule 405 of the Securities Act of 1933, as amended, or any successor thereto, and the regulations and other guidance promulgated thereunder.

K.        “Fair Market Value” means the closing sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, on the date such Fair Market Value is measured of one share of Stock as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Global Market or, if the shares of Stock are not listed or admitted to trading on the Nasdaq Global Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Stock are listed or admitted to trading or, if the shares of Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use. If shares of Stock are not publicly held or so listed or publicly traded, the Fair Market Value per share of Stock shall be 100% of the fair market value of a share of Stock on the date such Fair Market Value is measured, as determined in good faith by the Committee.

L.        “Incentive Stock Option” means a stock option which is intended to be an incentive stock option within the meaning of Code Section 422.

M.        “Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

N.        “Option” means both an Incentive Stock Option and a Non-Qualified Stock Option.

O.        “Other Stock-Based Award” means an Award granted pursuant to Section 7 and described as an Other Stock-Based Award.

P.        “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

Q.        “Participant” means any director or any employee of the Company, or any of its subsidiaries (including subsidiaries of subsidiaries), or any other entity in which the Company has a significant equity or other interest, as determined by the Committee, as well as any individual providing services to the Company who is selected to receive an Award; provided, that Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries.

R.        “Plan” means the Stereotaxis, Inc. 2012 Stock Incentive Plan.

S.        “Stock” means the common stock, par value of $0.001 per share, of the Company.

T.        “Stock Appreciation Right” means a stock appreciation right described in Section 6.

U.        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

3.        Stock Subject to the Plan.

As of the date of adoption of this Plan by the Board or the Committee, as applicable, the number of shares of Stock available for Awards under the Plan shall be two million seven hundred ninety thousand (2,790,000). The maximum number of shares of Stock subject to Awards which may be granted during a calendar year to a Participant shall be 1,000,000. The Company may, in its discretion, use shares of Stock held in the treasury in lieu of authorized but unissued shares of Stock. If any Award shall expire or terminate or be cancelled or forfeited for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any shares of Stock which are tendered by a Participant as full or partial payment to the Company to satisfy a purchase price related to an Award shall not be available for the purposes of the Plan. To the extent any shares subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation or used to satisfy a purchase price related to an Option, such withheld shares shall not be available for the purposes of the Plan. Shares of Stock subject to the grant of a Stock Appreciation Right shall not become available again for issuance under this Plan upon exercise or settlement of such Stock Appreciation Right for a lesser number of shares. Awards that by their terms may only be settled in cash shall not reduce the number of shares available for purposes of the Plan, and if cash is issued in lieu of Stock pursuant to an Award, such shares will not become available again for issuance under this Plan.

All the shares of Stock available under the Plan may be used for the grant of Incentive Stock Options.

4.        Administration.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Employer’s success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.

Notwithstanding the foregoing, the Committee may not amend the terms of outstanding Award Agreements without the approval of the Company’s shareholders in accordance with applicable law or regulation to either reduce the exercise price of any outstanding Option or Stock Appreciation Right, or cancel any outstanding Option or Stock Appreciation Right in exchange for cash, another Award, or another Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right.

The Committee shall have the power and authority to determine which individuals, including individuals outside the United States, shall be eligible to receive Awards under the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement, separation from service or termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to Participants employed by particular Employers or at particular locations.

5.        Options.

The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-Qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.        Type of Option.    Incentive Stock Options may be granted to any individual classified by the Committee as an employee of the Company, a Parent or a Subsidiary. A Non-Qualified Stock Option may be granted to any individual selected by the Committee, provided that in no event shall a Non-Qualified Stock Option be granted in exchange for services performed by an individual unless the Company is an “eligible issuer of service recipient stock” within the meaning of Code Section 409A with respect to such individual. No individual may be granted Options to purchase more than 1,000,000 shares of Stock during any single fiscal year of the Company.

B.        Option Prices.    The purchase price of the Stock under each Option shall not be less than 100% of the Fair Market Value of the Stock at the time of the granting of the Option, as determined under Section 16; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary (as determined in accordance with Code Section 422), the purchase price of the Stock under each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date such Option is granted.

C.        Exercise – Elections and Restrictions.    The purchase price for an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant and registered in his or her name, having a Fair Market Value equal to the cash exercise price of the Option being exercised, (iii) through a net or cashless (including broker-assisted cashless exercise, to the extent permissible) form of exercise as permitted by the Committee, or (iv) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i), (ii), or (iii) hereof; provided that, no shares of Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (a) such shares have been held by the Participant for at least one year and (b) at least two years have elapsed since such prior Incentive Stock Option was granted.

D.        Option Terms.    The term of each Option shall not be more than ten (10) years from the date of granting thereof, as determined under Section 16, or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an Option shall have none of the rights of a shareholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option. In no event shall Option holders be entitled to dividends or dividend equivalents with respect to such Options.

E.        Successive Option Grants.    As determined by the Committee, successive option grants may be made to any Participant under the Plan.

F.        Additional Incentive Stock Option Requirements.    The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

6.        Stock Appreciation Rights.

A.        Grant Terms.    The Committee may grant a Stock Appreciation Right independent of an Option or in connection with an Option or a portion thereof. A Stock Appreciation Right granted in connection with an Option or a portion thereof shall cover the same shares of Stock covered by the Option, or a lesser number as the Committee may determine. The maximum number of shares of Stock subject to Awards for Stock Appreciation Rights for grants intended to qualify as Performance-Based Awards during a calendar year shall be 1,000,000. The term of each Stock Appreciation Right shall not be more than ten (10) years from the date of granting thereof, as determined under Section 16, or such shorter period as is prescribed in the Award Agreement.

B.        Exercise Terms.    The exercise price per share of Stock of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Stock at the time of granting, as determined under Section 16, the Stock Appreciation Right. A Stock Appreciation Right granted independent of an Option shall entitle the Participant upon exercise to a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share, times the number of Stock Appreciation Rights exercised. A Stock Appreciation Right granted in connection with an Option shall entitle the Participant to surrender an unexercised Option (or portion thereof) and to receive in exchange an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share for the Option, times the number of shares covered by the Option (or portion thereof) which is surrendered. Payment may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a Stock Appreciation Right.

C.        Limitations.    The Committee may include in the Award Agreement such conditions upon the exercisability or transferability of Stock Appreciation Rights as it determines in its sole discretion. In no event shall Stock Appreciation Right holders be entitled to dividends or dividend equivalents with respect to such Stock Appreciation Rights.

7.        Other Stock-Based Awards and Cash-Based Awards.

The Committee may, in its sole discretion, grant Awards of Stock, restricted Stock, restricted Stock units and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These

Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant Cash-Based Awards, which shall have a value as may be determined by the Committee. Other Stock-Based Awards shall be in such form, and dependent on such conditions, if any, as the Committee shall determine, including, but not limited to, the right to receive fully-vested shares or the right to receive one or more shares of Stock (or the cash-equivalent thereof) upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement; provided that, the maximum Cash-Based Award that may be granted to a Participant in a calendar year is $1,000,000 to the extent it is also a Performance-Based Award. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to unvested Other Stock-Based Awards, including Other Stock-Based Awards that are intended to be Performance-Based Awards.

8.        Performance-Based Awards.

The Committee may, in its sole and absolute discretion, determine that certain Awards should be subject to such requirements so that they are deductible by the Employer under Code Section 162(m). If the Committee so determines, such Awards shall be considered Performance-Based Awards subject to the terms of this Section 8, as provided in the Award Agreement. A Performance-Based Award shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder. The performance measures to be used for purposes of a Performance-Based Award shall be determined by the Committee, in its sole and absolute discretion, from among the following: the Company’s earnings per share growth; earnings; earnings per share; cash flow; working capital; expense management; customer satisfaction; revenues; financial return ratios; market performance; shareholder return and/or value; operating income (loss) (including earnings (loss) before income taxes, depreciation and amortization); net income (loss); profit returns; margins; stock price; working capital; business trends; production cost; product cost; return on assets; project milestones; and plant and equipment performance. The performance measures may relate to the Company, a Parent, a Subsidiary, an Employer or one or more units of such an entity.

The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. Each performance measure that constitutes a criteria measured by reference to the Company’s financial statements shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee prior to the date the performance measures are established in writing, adjusted, to the extent permitted under Code Section 162(m), to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. The Committee shall have the discretion to adjust the amount payable on a Company-wide or divisional basis or to reflect individual performance and/or unanticipated factors; provided, however, that Awards which are designed to qualify as Performance-Based Awards may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

9.        Vesting Limitations.

Except as otherwise provided in this Plan, each Stock Option and Stock Appreciation Right shall have a minimum vesting period of three years from the date of grant of such award, provided that such vesting may occur incrementally over such three-year period. Except as otherwise provided in this Plan, the vesting schedule of any such Award may not accelerate except in the case of death, disability, retirement, a Change of Control, involuntary termination of employment without cause or voluntary termination for good reason. Except as otherwise provided in this Plan, whether an Award will be subject to accelerated vesting upon the occurrence of one or more of these events shall be specified in Award Agreement relating to such Award or another agreement with the Participant, such as an employment agreement.

10.        Withholding.    Upon exercise of an Option, the Company shall withhold a sufficient number of shares to satisfy the Company’s minimum required statutory withholding obligations for any taxes incurred as a result of such exercise (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes); provided that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company. Prior to the payment, settlement, or vesting of any Award other than an Option, the Participant shall pay to the Company, or make arrangements acceptable to the Company for the payment of, amounts sufficient for the Company to satisfy its required statutory withholding obligations. The Company shall have the right to satisfy its required statutory withholding obligations by withholding an amount of cash otherwise due to a Participant (or shares of Stock for Awards settled in shares of Stock) upon the settlement of any Award.

11.        Nontransferability of Awards.

Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. Notwithstanding the above, the Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable.

12.        Investment Purpose.

Each Award under the Plan shall be awarded only on the condition that all purchases of Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to Awards granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Stock subject to the Award, or upon the happening of any other contingency warranting the release of such condition.

13.        Adjustments Upon Changes in Capitalization or Corporation Acquisitions.

In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, consolidation, split-up, merger, or similar event, the Committee shall adjust appropriately: (a) the number of shares or kind of Stock (i) available for issuance under the Plan, (ii) for which Awards may be granted to an individual Participant, and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Stock available for issuance under Awards under Section 3, including the individual Participant maximums, will be increased to reflect such substitution or assumption.

In the event of a Change of Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

(1)        Termination of an Award upon the consummation of the Change of Control in exchange for the payment of a cash amount (but only in a manner which does not result in a violation of Code Section 409A and only to the extent the terminated Award has, in the discretion of the Committee, a positive value as of the termination date); and/or

(2)        Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan (but only in a manner which does not result in a violation of Code Section 409A) which are outstanding upon the consummation of the Change of Control.

Prior to the consummation of a Change of Control, the Committee may also provide for accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of a date selected by the Committee.

14.        Amendment and Termination.

The Board or the Committee may at any time terminate the Plan, or make such modifications to the Plan as either shall deem advisable; provided, however, that the Board or the Committee may not, without further approval by the shareholders of the Company, increase the maximum number of shares as to which Awards may be granted under the Plan (except under the anti-dilution provisions of Section 13), or change the class of employees to whom Incentive Stock Options may be granted. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

15.        Effectiveness of the Plan.

The Plan shall become effective upon adoption by the Board or the Committee subject, however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board or the Committee at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of Awards may be made prior to such shareholder approval but all Award grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.

16.        Time of Granting of an Award.

An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board or the Committee).

17.        Term of Plan.

This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board or the Committee and no Award shall be granted hereunder after the expiration of such ten-year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

18.        No Right To Continued Employment.

Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Employer or interfere in any way with the right of the Employer to terminate his or her employment at any time.

19.        Choice of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law. Unless otherwise provided in an Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to the Plan or any Award Agreement.

20.        Severability.    If any provision of the Plan is, becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

* * *

The foregoing amended and restated Plan was approved and adopted by the Committee on March 27, 2014, and approved by the Stockholders on                     ,                     .

Secretary

Appendix B

STEREOTAXIS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

As Amended and restated effective March 27, 2014 (subject to shareholder approval)

1.        Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.        Definitions.

(a)        “Board” shall mean the Board of Directors of the Company.

(b)        “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)        “Common Stock” shall mean the common stock of the Company.

(d)        “Company” shall mean Stereotaxis, Inc. and any Designated Subsidiary of the Company.

(e)        “Compensation” shall mean all cash compensation reportable on Form W-2, including without limitation base straight time gross earnings, sales commissions, payments for overtime, shift premiums, incentive compensation, incentive payments and bonuses, plus any amounts contributed by the Participant to any Company 401(k) Plan from compensation paid to the Participant by the Company, but excluding compensatory fringe benefit payments and special award or bonus payments classified by the Company as excludable from Compensation.

(f)        “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)        “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated after the third month of such leave. An individual who performs services as an employee for the Company shall not be considered an Employee if the laws of the country in which the services are performed prohibits his or her participation in the Plan.

(h)        “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(i)        “Exercise Date” shall mean the last Trading Day of each Offering Period.

(j)        “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k)        “Offering Periods” shall mean a period of three months commencing on the first day of each calendar quarter.

(l)        “Participant” shall mean an Employee who participates in the Plan.

(m)        “Plan” shall mean this Stereotaxis, Inc. 2009 Employee Stock Purchase Plan.

(n)        “Purchase Price” shall mean 95% of the Fair Market Value of a share of Common Stock on the Exercise Date.

(o)        “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(p)        “Subsidiary” shall mean any corporation other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of granting an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(q)        “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.        Eligibility.

(a)        Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b)        Any provisions of the Plan to the contrary notwithstanding, no participant shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The Board of Directors may set a maximum number of shares of capital stock which any participant may purchase during any Offering Period.

4.        Offering Periods.    The Plan shall be implemented by a series of Offering Periods, each with a duration of three (3) months, with new Offering Periods commencing on the first day of each calendar quarter (or at such other time or times as may be determined by the Board or a committee of the Board). The Plan shall continue until terminated in accordance with Section 20 hereof. The Board (or a committee of the Board) shall have the power to change the duration and/or the frequency of the Offering Period with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected.

5.        Participation.    An eligible Employee may become a participant in the Plan by enrolling through such procedures as may be provided by the Company from time to time. An enrollment in effect for a participant for a particular Offering Period will continue in effect for subsequent Offering Periods if the participant remains an eligible Employee and has not withdrawn from participation in the Plan pursuant to Section 10.

(a)        Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10.

(b)        During a leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the Participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such Participant’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-1(h)(2), the Participant will cease automatically to participate in the Plan. In such event, the Company will automatically cease to make contributions for such Participant under the Plan and Company will pay to the Participant his or her total payroll deductions for the Offering Period, in cash in one lump sum (without interest), as soon as practicable after the Participant ceases to participate.

(c)        By enrolling in the Plan, each participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm, which firm shall serve as custodial agent for the purpose of holding shares purchased under the Plan. The account will be governed by, and subject to, the terms and conditions of a written agreement with the firm approved by the Board or the committee administering the Plan.

6.        Payroll Deductions.    At the time a Participant enrolls in the Plan, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period. Except for the foregoing sentence, all eligible Employees shall have the same rights and privileges under the Plan.

All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(a)        A Participant’s election shall remain in effect for successive Offering Periods unless terminated or the Participant withdraws as provided in Section 10 hereof. During an Offering Period, a Participant may elect to reduce his or her payroll deductions to zero percent (0%), but he or she may not otherwise change the payroll deduction percentage during an Offering Period. Amounts deducted prior to an election to reduce his or her payroll deductions to zero shall not be refunded to the Participant unless he or she specifically withdraws under Section 10. In accordance with procedures established by the Company from time to time, a Participant must re-enroll in the Plan if he or she reduces his or her payroll deductions to zero or withdraws under Section 10.

(b)        Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, the Company may decrease a Participant’s payroll deductions to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year (or such earlier time as permitted under Section 423(b)(8) of the Code), unless terminated by the Participant as provided in Section 10 hereof.

(c)        At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

7.        Grant of Option.    On the Enrollment Date of each Offering Period, each Participant participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a Participant may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.

8.        Exercise of Option.

(a)        Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other monies left over in a Participant’s account after the Exercise Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s options are exercisable only by him or her.

(b)        If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9.        Delivery of Shares.    As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall issue shares to each Participant by book entry on the Company’s transfer agent and registrar’s books of account in an account. A physical share certificate shall not be issued or delivered unless specifically requested by the Participant.

10.        Withdrawal.    A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time through such procedures as may be provided by the Company from time to time. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant elects to enroll in accordance with the enrollment procedures as may be provided by the Company from time to time.

(a)        A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(b)        Notwithstanding the foregoing a Participant shall withdraw from an Offering Period if he or she makes a hardship withdrawal from a Company 401(k) Plan if such 401(k) Plan so provides. Such Participant shall thereafter be suspended from participating in this Plan in accordance with the terms of such 401(k) Plan.

11.        Termination of Employment.    Upon a Participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant’s option shall be automatically terminated. Therefore, a Participant who ceases to be an Employee on any day during an Offering Period, including the last day, shall not be eligible to purchase shares during such Offering Period.

12.        Interest.    No interest shall accrue on the payroll deductions of a Participant in the Plan.

13.    Stock.

(a)        Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be five hundred thousand (500,000) shares.

(b)        The Participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)        Shares to be issued to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.        Administration.    The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.        Designation of Beneficiary.

(a)        A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the

Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)        Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall issue such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may issue such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.        Transferability.    Neither payroll deductions credited to a Participant’s account nor any option or rights with regard to the exercise of an option may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

17.        Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.        Reports.    Individual accounts shall be maintained for each Participant. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.        Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)        Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)        Dissolution or Liquidation.    In the event of a proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board (or a committee of the Board). The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board (or a committee of the Board) shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)        Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

20.        Amendment or Termination.

(a)        The Board (or a committee of the Board) may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board (or a committee of the Board) on any Exercise Date if the Board (or a committee of the Board) determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)        Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or a committee of the Board) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or a committee of the Board) determines in its sole discretion advisable which are consistent with the Plan.

(c)        In the event the Board (or a committee of the Board) determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board (or a committee of the Board) may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)        altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)        shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the action of the Board (or a committee of the Board); and

(iii)        allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

21.        Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.        Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.        Term of Plan.    The Plan shall become effective upon the latest to occur of its adoption by the Board, its approval by the stockholders of the Company or such date designated by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20.

24.        Equal Rights and Privileges.    All Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of the Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company, the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

25.        No Employment Rights.    Nothing in the Plan shall be construed to give any person (including any Employee or Participant) the right to remain in the employ of the Company, or a Subsidiary or to affect the right of the Company, or any Subsidiary to terminate the employment of any person (including any Employee or Participant) at any time, with or without cause.

26.        Notice of Disposition of Shares.    Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock purchased upon exercise of an option if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer. The Company has the authority to establish procedures regarding the ability of a Participant to transfer shares of Common Stock in order to ensure compliance with this Section 26.

27.        Choice of Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Missouri without regard to conflicts of law.

***

The foregoing amended and restated Plan was approved and adopted by the Committee on March 27, 2014, and approved by the Stockholders on                     ,                     .

Secretary

Appendix C

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF STEREOTAXIS, INC.

A Delaware Corporation

Stereotaxis, Inc., a corporation organized and existing under the laws of the State of Delaware (“Corporation”), hereby certifies that:

1.	The name of this Corporation is Stereotaxis, Inc.

2.	Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment hereby amends Article IV of the Certificate of Incorporation by deleting Section 1 thereof in its entirety and replacing it with the following:

“1. Authorized Stock. The total number of shares which the Corporation is authorized to issue is 160,000,000 shares as follows: 150,000,000 shares of common stock, each having a par value of one-tenth of one cent ($0.001) (the “Common Stock”) and 10,000,000 shares of preferred stock, each having a par value of one-tenth of one cent ($0.001) (the “Preferred Stock”).”

IN WITNESS WHEROF, Stereotaxis, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Karen Witte Duros, its Senior Vice President, General Counsel & Secretary, this [    ] day of [                    ], 20    .

Stereotaxis, Inc.

By:
Karen Witte Duros

Senior Vice President, General Counsel & Secretary

C-1

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. STEREOTAXIS, INC. C/O Broadridge PO BOX 1342 Brentwood, NY 11717 1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 1 1 OF Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET 2 ANY CITY, ON A1A 1A1 CONTROL # 000000000000 NAME THE COMPANY NAME INC.—COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345 PAGE 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark For All Except and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 David W. Benfer 02 Eric N. Prystowsky The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6. For Against Abstain 2 To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2014. 3 To approve, by non-binding vote, executive compensation. 4 To approve the amendment to the Stereotaxis, Inc. 2012 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by one million shares. 5 To approve the amendment to the Stereotaxis, Inc. Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder by 250,000 shares. 6 To approve the amendment to the Stereotaxis, Inc. Certificate of Incorporation to decrease the authorized number of shares of the Company’s common stock, from 300,000,000 to 150,000,000. NOTE: In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 Please sign as name appears hereon. Joint owners should each sign. When John Sample signing as attorney, executor, administrator, trustee or guardian, please give full title as such. 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 JOB # SHARES CUSIP # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . PROXY STEREOTAXIS, INC. Annual Meeting of Shareholders—June 10, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Karen Witte Duros, Martin C. Stammer and Kimberly R. Peery, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Stereotaxis, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., Central Time on June 10, 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED AND FOR PROPOSAL 2, 3, 4, 5 and 6. IF NO CHOICE IS SELECTED, THE PROXY WILL VOTE THE SHARES IN ACCORDANCE WITH SUCH RECOMMENDATION. Continued and to be signed on reverse side